                        [Banc of America Securities LOGO]

                                   ----------

     THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS, AND THE ASSET
POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE
POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR
ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS)
AND ARE OFFERED ON A "WHEN, AS AND IF ISSUED" BASIS. YOU UNDERSTAND THAT, WHEN
YOU ARE CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL
COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN
PRICED AND WE HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY
"INDICATIONS OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES" GENERATED BY
US, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US.

     BECAUSE THE ASSET-BACKED SECURITIES ARE BEING OFFERED ON A "WHEN, AS AND IF
ISSUED" BASIS, ANY SUCH CONTRACT WILL TERMINATE, BY ITS TERMS, WITHOUT ANY
FURTHER OBLIGATION OR LIABILITY BETWEEN US, IF THE SECURITIES THEMSELVES, OR THE
PARTICULAR CLASS TO WHICH THE CONTRACT RELATES, ARE NOT ISSUED. BECAUSE THE
ASSET-BACKED SECURITIES ARE SUBJECT TO MODIFICATION OR REVISION, ANY SUCH
CONTRACT ALSO IS CONDITIONED UPON THE UNDERSTANDING THAT NO MATERIAL CHANGE WILL
OCCUR WITH RESPECT TO THE RELEVANT CLASS OF SECURITIES PRIOR TO THE CLOSING
DATE. IF A MATERIAL CHANGE DOES OCCUR WITH RESPECT TO SUCH CLASS, OUR CONTRACT
WILL TERMINATE, BY ITS TERMS, WITHOUT ANY FURTHER OBLIGATION OR LIABILITY
BETWEEN US (THE "AUTOMATIC TERMINATION"). IF AN AUTOMATIC TERMINATION OCCURS, WE
WILL PROVIDE YOU WITH REVISED OFFERING MATERIALS REFLECTING THE MATERIAL CHANGE
AND GIVE YOU AN OPPORTUNITY TO PURCHASE SUCH CLASS. TO INDICATE YOUR INTEREST IN
PURCHASING THE CLASS, YOU MUST COMMUNICATE TO US YOUR DESIRE TO DO SO WITHIN
SUCH TIMEFRAME AS MAY BE DESIGNATED IN CONNECTION WITH YOUR RECEIPT OF THE
REVISED OFFERING MATERIALS.

MBS NEW ISSUE - TERM SHEET ADDITIONAL DISCLOSURE

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-H
$613,137,000 (APPROXIMATE) SHIFTING INTEREST CERTIFICATES

BANC OF AMERICA FUNDING CORPORATION
DEPOSITOR

BANK OF AMERICA, NATIONAL ASSOCIATION
SPONSOR

WELLS FARGO BANK, N.A.
SECURITIES ADMINISTRATOR AND MASTER SERVICER

U.S. BANK NATIONAL ASSOCIATION
TRUSTEE AND CUSTODIAN

SEPTEMBER 18, 2006

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-H   $613,137,000 (approximate) Shifting Interest Certificates

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

     THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND
     CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL
     TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE
     UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE
     TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE
     BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

     ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE
     NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH
     DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF
     THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

BANC OF AMERICA SECURITIES LLC                                                 2

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-H   $613,137,000 (approximate) Shifting Interest Certificates

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------
BAFC 2006-H REPLINES                                                       PG. 4
ASSUMPTIONS RELATING TO DECREMENT TABLES                                   PG. 7
DECREMENT TABLES                                                           PG. 8
AGGREGATE LOSS TABLES                                                     PG. 22
HISTORICAL VALUES OF ONE-YEAR LIBOR                                       PG. 23
   AND ONE-YEAR CMT

BANC OF AMERICA SECURITIES LLC                                                 3

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-H   $613,137,000 (approximate) Shifting Interest Certificates

                   BAFC 2006-H REPLINES (GROUP 1 AND GROUP 2)

                                                   CUT-OFF
          CUT-OFF        CURRENT     CURRENT NET  REMAINING
          UNPAID        MORTGAGE      MORTGAGE     TERM TO
         PRINCIPAL      INTEREST      INTEREST      STATED   LOAN     INITIAL      PERIODIC        GROSS          RATE
GROUP     BALANCE         RATE          RATE       MATURITY   AGE    RATE CAP      RATE CAP       MARGIN        CEILING
-----  -------------  ------------  ------------  ---------  ----  ------------  ------------  ------------  -------------

1         313,370.82  5.7500000000  5.5000000000     341       19  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1       1,029,442.53  5.7500000000  5.5000000000     342       18  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1       1,076,818.47  5.7500000000  5.5000000000     343       17  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1       1,351,355.27  5.7500000000  5.5000000000     345       15  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1       1,401,471.58  5.7500000000  5.5000000000     346       14  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1         364,891.88  5.7500000000  5.5000000000     347       13  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1         629,214.67  5.7500000000  5.5000000000     350       10  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1       1,345,682.82  5.7500000000  5.5000000000     351        9  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1         581,600.00  5.7500000000  5.5000000000     347       13  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1         591,866.16  5.7500000000  5.5000000000     348       12  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1       3,477,752.00  5.7500000000  5.5000000000     350       10  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1         723,920.00  5.7500000000  5.5000000000     346       14  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1         712,000.00  5.7500000000  5.5000000000     347       13  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1       1,427,161.00  5.7500000000  5.5000000000     348       12  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1       3,772,647.17  5.7500000000  5.5000000000     350       10  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1       1,097,523.90  5.7500000000  5.5000000000     351        9  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1       1,833,155.00  5.7500000000  5.5000000000     352        8  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1         565,000.00  5.7500000000  5.5000000000     350       10  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1       1,219,027.94  5.7500000000  5.5000000000     351        9  6.0000000000  2.0000000000  2.7500000000  11.7500000000
1       2,359,891.23  6.0697588359  5.6947588359     353        7  2.0000000000  2.0000000000  2.2500000000  12.0697588359
1         496,903.68  5.8750000000  5.5000000000     354        6  2.0000000000  2.0000000000  2.2500000000  11.8750000000
1         530,164.77  6.1250000000  5.7500000000     358        2  2.0000000000  2.0000000000  2.2500000000  12.1250000000
1         709,607.85  5.7500000000  5.5000000000     350       10  6.0000000000  2.0000000000  2.2500000000  11.7500000000
1         910,542.66  5.7500000000  5.5000000000     351        9  6.0000000000  2.0000000000  2.2500000000  11.7500000000
1       5,049,417.00  6.2780023912  5.9030023912     356        4  2.0000000000  2.0000000000  2.2500000000  12.2780023912
1       5,918,154.61  6.1057572922  5.7307572922     357        3  2.0000000000  2.0000000000  2.2500000000  12.1057572922
1       9,888,860.00  6.2631134934  5.8881134934     358        2  2.0000000000  2.0000000000  2.2500000000  12.2631134934
1       4,139,680.00  6.0171945658  5.6421945658     359        1  2.0000000000  2.0000000000  2.2500000000  12.0171945658
1       1,084,000.00  6.1250000000  5.7500000000     360        0  2.0000000000  2.0000000000  2.2500000000  12.1250000000
1         499,575.81  6.6250000000  6.2500000000     478        2  2.0000000000  2.0000000000  2.2500000000  12.6250000000
2         262,367.37  5.8750000000  5.6250000000     354        6  5.0000000000  2.0000000000  2.2500000000  10.8750000000
2         350,209.00  6.2500000000  6.0000000000     356        4  5.0000000000  2.0000000000  2.2500000000  11.2500000000
2         286,942.13  6.5000000000  6.2500000000     351        9  5.0000000000  2.0000000000  2.2500000000  12.5000000000
2         448,469.06  6.1250000000  5.8750000000     179        1  5.0000000000  2.0000000000  2.2500000000  11.1250000000
2         638,660.60  6.2500000000  6.0000000000     350       10  5.0000000000  2.0000000000  2.7500000000  11.2500000000
2         646,235.96  6.0000000000  5.7500000000     352        8  5.0000000000  2.0000000000  2.7500000000  11.0000000000
2         444,000.00  6.0000000000  5.7500000000     351        9  5.0000000000  2.0000000000  2.7500000000  11.0000000000
2         359,466.00  4.6250000000  4.3750000000     352        8  5.0000000000  2.0000000000  2.7500000000   9.6250000000
2         600,000.00  5.2500000000  5.0000000000     354        6  5.0000000000  2.0000000000  2.7500000000  10.2500000000
2         360,000.00  6.6250000000  6.3750000000     356        4  5.0000000000  2.0000000000  2.7500000000  11.6250000000
2         395,632.37  5.6250000000  5.3750000000     350       10  5.0000000000  2.0000000000  2.2500000000  10.6250000000
2         371,730.12  6.2500000000  6.0000000000     351        9  5.0000000000  2.0000000000  2.2500000000  11.2500000000
2         257,327.35  6.5000000000  6.2500000000     354        6  5.0000000000  2.0000000000  2.2500000000  11.5000000000
2         274,738.86  6.5000000000  6.2500000000     355        5  5.0000000000  2.0000000000  2.2500000000  11.5000000000
2      14,608,934.44  6.0450034199  5.7950034199     356        4  5.0000000000  2.0000000000  2.2500000000  11.0450034199
2      15,768,720.50  6.3777721200  6.1277721200     357        3  5.0000000000  2.0000000000  2.2500000000  11.3777721200
2      19,095,873.75  6.3939391460  6.1439391460     358        2  5.0000000000  2.0000000000  2.2500000000  11.3939391460
2      30,257,944.55  6.5207614198  6.2707614198     359        1  5.0000000000  2.0000000000  2.2500000000  11.5207614198
2       7,294,012.00  6.3327746445  6.0827746445     360        0  5.0000000000  2.0000000000  2.2500000000  11.3327746445
2       1,885,000.00  6.3019893899  6.0519893899     360        0  5.0000000000  2.0000000000  2.2500000000  11.3019893899
2         507,225.14  6.5000000000  6.2500000000     348       12  5.0000000000  2.0000000000  2.2500000000  11.5000000000
2         465,486.02  5.8750000000  5.6250000000     351        9  5.0000000000  2.0000000000  2.2500000000  10.8750000000
2         438,000.00  5.7500000000  5.5000000000     352        8  5.0000000000  2.0000000000  2.2500000000  10.7500000000
2         669,064.00  5.8726071049  5.6226071049     354        6  5.0000000000  2.0000000000  2.2500000000  10.8726071049
2         602,000.00  6.4156976744  6.1656976744     355        5  5.0000000000  2.0000000000  2.2500000000  11.4156976744
2      22,848,000.82  6.2329569151  5.9829569151     356        4  5.0000000000  2.0000000000  2.2500000000  11.2329569151
2      38,500,014.10  6.3517864200  6.1017864200     357        3  5.0000000000  2.0000000000  2.2500000000  11.3517864200
2      61,715,732.10  6.4086991020  6.1586991020     358        2  5.0000000000  2.0000000000  2.2500000000  11.4086991020
2      91,512,011.00  6.4668876116  6.2168876116     359        1  5.0000000000  2.0000000000  2.2500000000  11.4668876116
2      17,028,376.65  6.4292448210  6.1792448210     360        0  5.0000000000  2.0000000000  2.2500000000  11.4292448210
2       3,585,900.00  6.2607190663  6.0107190663     360        0  5.0000000000  2.0000000000  2.2500000000  11.2607190663
2         364,333.37  6.6250000000  6.3750000000     476        4  5.0000000000  2.0000000000  2.2500000000  11.6250000000
2       2,071,983.30  6.4092724306  6.1592724306     477        3  5.0000000000  2.0000000000  2.2500000000  11.4092724306
2       4,535,473.63  6.5102389803  6.2602389803     478        2  5.0000000000  2.0000000000  2.2500000000  11.5102389803
2         397,818.70  7.2500000000  7.0000000000     479        1  5.0000000000  2.0000000000  2.2500000000  12.2500000000

                      ORIGINAL  CUT-OFF   PAYMENT
           RATE       INTEREST   MONTHS    RESET
GROUP      FLOOR     ONLY TERM  TO ROLL  FREQUENCY     INDEX
-----  ------------  ---------  -------  ---------  ----------

1      2.7500000000       0        17        12      1 Yr CMT
1      2.7500000000       0        18        12      1 Yr CMT
1      2.7500000000       0        19        12      1 Yr CMT
1      2.7500000000       0        21        12      1 Yr CMT
1      2.7500000000       0        22        12      1 Yr CMT
1      2.7500000000       0        23        12      1 Yr CMT
1      2.7500000000       0        26        12      1 Yr CMT
1      2.7500000000       0        27        12      1 Yr CMT
1      2.7500000000     120        23        12      1 Yr CMT
1      2.7500000000     120        24        12      1 Yr CMT
1      2.7500000000     120        26        12      1 Yr CMT
1      2.7500000000      36        22        12      1 Yr CMT
1      2.7500000000      36        23        12      1 Yr CMT
1      2.7500000000      36        24        12      1 Yr CMT
1      2.7500000000      36        26        12      1 Yr CMT
1      2.7500000000      36        27        12      1 Yr CMT
1      2.7500000000      36        28        12      1 Yr CMT
1      2.7500000000      60        26        12      1 Yr CMT
1      2.7500000000      60        27        12      1 Yr CMT
1      2.2500000000       0        29        12     1 Yr LIBOR
1      2.2500000000       0        30        12     1 Yr LIBOR
1      2.2500000000       0        34        12     1 Yr LIBOR
1      2.2500000000      36        26        12     1 Yr LIBOR
1      2.2500000000      36        27        12     1 Yr LIBOR
1      2.2500000000      36        32        12     1 Yr LIBOR
1      2.2500000000      36        33        12     1 Yr LIBOR
1      2.2500000000      36        34        12     1 Yr LIBOR
1      2.2500000000      36        35        12     1 Yr LIBOR
1      2.2500000000      36        36        12     1 Yr LIBOR
1      2.2500000000       0        34        12     1 Yr LIBOR
2      2.2500000000       0        37        12     1 Yr LIBOR
2      2.2500000000      47        43        12     1 Yr LIBOR
2      2.2500000000       0        43        12     1 Yr LIBOR
2      2.2500000000       0        59        12     1 Yr LIBOR
2      2.7500000000       0        50        12      1 Yr CMT
2      2.7500000000     120        52        12      1 Yr CMT
2      2.7500000000      60        51        12      1 Yr CMT
2      2.7500000000      60        52        12      1 Yr CMT
2      2.7500000000      60        54        12      1 Yr CMT
2      2.7500000000      60        56        12      1 Yr CMT
2      2.2500000000       0        50        12     1 Yr LIBOR
2      2.2500000000       0        51        12     1 Yr LIBOR
2      2.2500000000       0        54        12     1 Yr LIBOR
2      2.2500000000       0        55        12     1 Yr LIBOR
2      2.2500000000       0        56        12     1 Yr LIBOR
2      2.2500000000       0        57        12     1 Yr LIBOR
2      2.2500000000       0        58        12     1 Yr LIBOR
2      2.2500000000       0        59        12     1 Yr LIBOR
2      2.2500000000       0        60        12     1 Yr LIBOR
2      2.2500000000       0        61        12     1 Yr LIBOR
2      2.2500000000      60        48        12     1 Yr LIBOR
2      2.2500000000      60        51        12     1 Yr LIBOR
2      2.2500000000      60        52        12     1 Yr LIBOR
2      2.2500000000      60        54        12     1 Yr LIBOR
2      2.2500000000      60        55        12     1 Yr LIBOR
2      2.2500000000      60        56        12     1 Yr LIBOR
2      2.2500000000      60        57        12     1 Yr LIBOR
2      2.2500000000      60        58        12     1 Yr LIBOR
2      2.2500000000      60        59        12     1 Yr LIBOR
2      2.2500000000      60        60        12     1 Yr LIBOR
2      2.2500000000      60        61        12     1 Yr LIBOR
2      2.2500000000       0        56        12     1 Yr LIBOR
2      2.2500000000       0        57        12     1 Yr LIBOR
2      2.2500000000       0        58        12     1 Yr LIBOR
2      2.2500000000       0        59        12     1 Yr LIBOR

BANC OF AMERICA SECURITIES LLC                                                 4

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-H   $613,137,000 (approximate) Shifting Interest Certificates

                   BAFC 2006-H REPLINES (GROUP 3 AND GROUP 4)

                                                   CUT-OFF
          CUT-OFF        CURRENT     CURRENT NET  REMAINING
          UNPAID        MORTGAGE      MORTGAGE     TERM TO
         PRINCIPAL      INTEREST      INTEREST      STATED   LOAN     INITIAL      PERIODIC        GROSS          RATE
GROUP     BALANCE         RATE          RATE       MATURITY   AGE    RATE CAP      RATE CAP       MARGIN        CEILING
-----  -------------  ------------  ------------  ---------  ----  ------------  ------------  ------------  -------------

3         447,666.33  5.8750000000  5.6250000000     348      12   5.0000000000  2.0000000000  2.7500000000  10.8750000000
3       3,852,866.01  6.4674691224  6.2174691224     356       4   5.0000000000  2.0000000000  2.2500000000  11.4674691224
3       5,603,933.06  6.5562339299  6.3062339299     357       3   5.0000000000  2.0000000000  2.2500000000  11.5562339299
3       6,386,206.55  6.3565839166  6.1065839166     358       2   5.0000000000  2.0000000000  2.2500000000  11.3565839166
3      10,459,581.70  6.5333781306  6.2833781306     359       1   5.0000000000  2.0000000000  2.2500000000  11.5333781306
3       1,504,000.00  6.6745345745  6.4245345745     360       0   5.0000000000  2.0000000000  2.2500000000  11.6745345745
3       3,581,677.00  6.3440787304  6.0940787304     356       4   5.0000000000  2.0000000000  2.2500000000  11.3440787304
3      18,274,164.07  6.3498331409  6.0998331409     357       3   5.0000000000  2.0000000000  2.2500000000  11.3498331409
3      19,909,934.33  6.4178065471  6.1678065471     358       2   5.0000000000  2.0000000000  2.2500000000  11.4178065471
3      17,657,850.00  6.6330176805  6.3830176805     359       1   5.0000000000  2.0000000000  2.2500000000  11.6330176805
3       2,340,100.00  6.5849482928  6.3349482928     360       0   5.0000000000  2.0000000000  2.2500000000  11.5849482928
3       3,874,000.00  6.6312596799  6.3812596799     360       0   5.0000000000  2.0000000000  2.2500000000  11.6312596799
3       1,177,626.07  6.0509831826  5.8009831826     476       4   5.0000000000  2.0000000000  2.2500000000  11.0509831826
3         998,610.70  6.6250000000  6.3750000000     477       3   5.0000000000  2.0000000000  2.2500000000  11.6250000000
3       1,797,498.80  6.6851037383  6.4351037383     478       2   5.0000000000  2.0000000000  2.2500000000  11.6851037383
3       1,329,544.22  7.3750000000  7.1250000000     479       1   5.0000000000  2.0000000000  2.2500000000  12.3750000000
3         500,000.00  6.7500000000  6.5000000000     180       0   5.0000000000  2.0000000000  2.2500000000  11.7500000000
4         293,983.67  5.8750000000  5.6250000000     349      11   5.0000000000  2.0000000000  2.7500000000  10.8750000000
4         995,038.96  6.5000000000  6.2500000000     356       4   5.0000000000  2.0000000000  2.7500000000  11.5000000000
4         822,132.95  5.8750000000  5.6250000000     345      15   5.0000000000  2.0000000000  2.7500000000  10.8750000000
4       1,049,472.15  5.8750000000  5.6250000000     348      12   5.0000000000  2.0000000000  2.7500000000  10.8750000000
4       2,339,108.89  5.8750000000  5.6250000000     349      11   5.0000000000  2.0000000000  2.7500000000  10.8750000000
4       3,202,839.75  5.9921831185  5.7421831185     350      10   5.0000000000  2.0000000000  2.7500000000  10.9921831185
4       5,632,900.00  6.0454495020  5.7954495020     351       9   5.0000000000  2.0000000000  2.7500000000  11.0454495020
4       2,372,227.23  6.2800810544  6.0300810544     352       8   5.0000000000  2.0000000000  2.7500000000  11.2800810544
4       2,940,000.00  6.3750000000  6.1250000000     353       7   5.0000000000  2.0000000000  2.7500000000  11.3750000000
4       1,366,500.00  6.5676454446  6.3176454446     355       5   5.0000000000  2.0000000000  2.7500000000  11.5676454446
4       2,647,798.88  6.3597986944  6.1097986944     356       4   5.0000000000  2.0000000000  2.7500000000  11.3597986944
4       1,432,059.09  6.2598839584  6.0098839584     352       8   5.0000000000  2.0000000000  2.2500000000  11.2598839584
4       4,139,102.10  6.7067943504  6.4567943504     353       7   5.0000000000  2.0000000000  2.2500000000  11.7067943504
4       5,475,700.92  6.3608711515  6.1108711515     354       6   5.0000000000  2.0000000000  2.2500000000  11.3608711515
4         914,551.92  6.5000000000  6.2500000000     355       5   5.0000000000  2.0000000000  2.2500000000  11.5000000000
4         462,388.46  6.7500000000  6.5000000000     356       4   5.0000000000  2.0000000000  2.2500000000  11.7500000000
4       2,006,585.00  6.5225075383  6.2725075383     357       3   5.0000000000  2.0000000000  2.2500000000  11.5225075383
4       2,136,384.30  6.3695957464  6.1195957464     358       2   5.0000000000  2.0000000000  2.2500000000  11.3695957464
4       3,752,284.98  6.6248315250  6.3748315250     359       1   5.0000000000  2.0000000000  2.2500000000  11.6248315250
4         792,000.00  6.3750000000  6.1250000000     360       0   5.0000000000  2.0000000000  2.2500000000  11.3750000000
4         533,487.43  5.8750000000  5.6250000000     352       8   5.0000000000  2.0000000000  2.2500000000  10.8750000000
4       3,689,666.42  6.4088070894  6.1588070894     356       4   5.0000000000  2.0000000000  2.2500000000  11.4088070894
4      10,271,687.58  6.3692216928  6.1192216928     357       3   5.0000000000  2.0000000000  2.2500000000  11.3692216928
4      23,203,508.65  6.5296360373  6.2796360373     358       2   5.0000000000  2.0000000000  2.2500000000  11.5296360373
4      33,543,046.00  6.6143115625  6.3643115625     359       1   5.0000000000  2.0000000000  2.2500000000  11.6143115625
4       5,165,600.00  6.5431411646  6.2931411646     360       0   5.0000000000  2.0000000000  2.2500000000  11.5431411646
4       1,231,200.00  6.5090968161  6.2590968161     360       0   5.0000000000  2.0000000000  2.2500000000  11.5090968161
4         439,651.77  6.8750000000  6.6250000000     478       2   5.0000000000  2.0000000000  2.2500000000  11.8750000000
4         587,775.98  7.0000000000  6.7500000000     479       1   5.0000000000  2.0000000000  2.2500000000  12.0000000000

                      ORIGINAL  CUT-OFF   PAYMENT
           RATE       INTEREST   MONTHS    RESET
GROUP      FLOOR     ONLY TERM  TO ROLL  FREQUENCY     INDEX
-----  ------------  ---------  -------  ---------  ----------

3      2.7500000000     120       72       12        1 Yr CMT
3      2.2500000000       0       80       12       1 Yr LIBOR
3      2.2500000000       0       81       12       1 Yr LIBOR
3      2.2500000000       0       82       12       1 Yr LIBOR
3      2.2500000000       0       83       12       1 Yr LIBOR
3      2.2500000000       0       84       12       1 Yr LIBOR
3      2.2500000000      84       80       12       1 Yr LIBOR
3      2.2500000000      84       81       12       1 Yr LIBOR
3      2.2500000000      84       82       12       1 Yr LIBOR
3      2.2500000000      84       83       12       1 Yr LIBOR
3      2.2500000000      84       84       12       1 Yr LIBOR
3      2.2500000000      84       85       12       1 Yr LIBOR
3      2.2500000000       0       80       12       1 Yr LIBOR
3      2.2500000000       0       81       12       1 Yr LIBOR
3      2.2500000000       0       82       12       1 Yr LIBOR
3      2.2500000000       0       83       12       1 Yr LIBOR
3      2.2500000000       0       84       12       1 Yr LIBOR
4      2.7500000000       0      109       12        1 Yr CMT
4      2.7500000000       0      116       12        1 Yr CMT
4      2.7500000000     120      105       12        1 Yr CMT
4      2.7500000000     120      108       12        1 Yr CMT
4      2.7500000000     120      109       12        1 Yr CMT
4      2.7500000000     120      110       12        1 Yr CMT
4      2.7500000000     120      111       12        1 Yr CMT
4      2.7500000000     120      112       12        1 Yr CMT
4      2.7500000000     120      113       12        1 Yr CMT
4      2.7500000000     120      115       12        1 Yr CMT
4      2.7500000000     120      116       12        1 Yr CMT
4      2.2500000000       0      112       12       1 Yr LIBOR
4      2.2500000000       0      113       12       1 Yr LIBOR
4      2.2500000000       0      114       12       1 Yr LIBOR
4      2.2500000000       0      115       12       1 Yr LIBOR
4      2.2500000000       0      116       12       1 Yr LIBOR
4      2.2500000000       0      117       12       1 Yr LIBOR
4      2.2500000000       0      118       12       1 Yr LIBOR
4      2.2500000000       0      119       12       1 Yr LIBOR
4      2.2500000000       0      120       12       1 Yr LIBOR
4      2.2500000000     120      112       12       1 Yr LIBOR
4      2.2500000000     120      116       12       1 Yr LIBOR
4      2.2500000000     120      117       12       1 Yr LIBOR
4      2.2500000000     120      118       12       1 Yr LIBOR
4      2.2500000000     120      119       12       1 Yr LIBOR
4      2.2500000000     120      120       12       1 Yr LIBOR
4      2.2500000000     120      121       12       1 Yr LIBOR
4      2.2500000000       0      118       12       1 Yr LIBOR
4      2.2500000000       0      119       12       1 Yr LIBOR

BANC OF AMERICA SECURITIES LLC                                                 5

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-H   $613,137,000 (approximate) Shifting Interest Certificates

                    ASSUMPTIONS RELATING TO DECREMENT TABLES

The tables set forth on the following pages have been prepared on the basis of the following assumptions (the "Modeling Assumptions"):

(a) each Shifting Interest Loan Group consists of the hypothetical mortgage loans whose characteristics are presented in the replines on the previous page;

(b) the initial class balances and pass-through rates for the Shifting Interest
Offered Certificates are as set forth or described in the tables beginning on page 4 of the Term Sheet distributed on September 7, 2006;

(c) there are no Net Interest Shortfalls, Relief Act Reductions, delinquencies or Realized Losses with respect to the Shifting Interest Mortgage Loans;

(d) scheduled payments of principal and interest with respect to the Shifting
Interest Mortgage Loans are received on the applicable due date beginning on
October 1, 2006;

(e) prepayments are received, together with a 30 days' interest thereon, on the last day of each month beginning in September 2006;

(f) the Shifting Interest Mortgage Loans prepay at the indicated percentages of
CPR;

(g) optional repurchase of all of the Shifting Interest Mortgage Loans in the
Trust does not occur;

(h) no Shifting Interest Mortgage Loans are required to be repurchased from the
Trust and no Shifting Interest Mortgage Loans are substituted for the Shifting
Interest Mortgage Loans included in the Trust on the Closing Date;

(i) the Shifting Interest Certificates are issued on the Closing Date;

(j) cash payments on the Shifting Interest Certificates are received on the 20th day of each month beginning in October 2006 in accordance with the priorities and amounts described in the Term Sheet;

(k) One-Year LIBOR remains constant at 5.382% per annum; and

(l) One-Year CMT remains constant at 5.010% per annum.

BANC OF AMERICA SECURITIES LLC                                                 6

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-H   $613,137,000 (approximate) Shifting Interest Certificates

                                       PERCENTAGE OF INITIAL CLASS BALANCE
                                    OUTSTANDING AT THE RESPECTIVE PERCENTAGES
                                            OF CPR SET FORTH BELOW:
                                           CLASS 1-A-1 AND CLASS 1-A-2
                                 -----------------------------------------------
Distribution Date                  0%     10%    20%    25%   30%    40%     50%
------------------               -----   ----   ----   ----   ----   ----   ----
September 29, 2006                 100    100    100    100    100    100    100
September 20, 2007                 100     89     79     74     68     58     48
September 20, 2008                  99     80     62     54     46     33     23
September 20, 2009                  99     71     48     39     32     19     11
September 20, 2010                  98     63     38     29     22     11      5
September 20, 2011                  97     55     30     22     15      7      3
September 20, 2012                  95     49     24     16     10      4      1
September 20, 2013                  94     43     19     12      7      2      1
September 20, 2014                  93     38     15      9      5      1      *
September 20, 2015                  91     34     12      6      3      1      *
September 20, 2016                  89     30      9      5      2      *      *
September 20, 2017                  87     26      7      3      2      *      *
September 20, 2018                  85     23      6      3      1      *      *
September 20, 2019                  82     20      4      2      1      *      *
September 20, 2020                  80     17      3      1      1      *      *
September 20, 2021                  77     15      3      1      *      *      *
September 20, 2022                  74     13      2      1      *      *      *
September 20, 2023                  71     11      2      1      *      *      *
September 20, 2024                  67     10      1      *      *      *      *
September 20, 2025                  63      8      1      *      *      *      *
September 20, 2026                  59      7      1      *      *      *      *
September 20, 2027                  55      6      *      *      *      *      *
September 20, 2028                  50      5      *      *      *      *      *
September 20, 2029                  45      4      *      *      *      *      *
September 20, 2030                  39      3      *      *      *      *      *
September 20, 2031                  33      2      *      *      *      *      *
September 20, 2032                  27      2      *      *      *      *      *
September 20, 2033                  20      1      *      *      *      *      *
September 20, 2034                  12      1      *      *      *      *      *
September 20, 2035                   5      *      *      *      *      *      0
September 20, 2036                   *      *      *      *      *      *      0
September 20, 2037                   *      *      *      *      *      *      0
September 20, 2038                   *      *      *      *      *      *      0
September 20, 2039                   *      *      *      *      *      *      0
September 20, 2040                   *      *      *      *      *      0      0
September 20, 2041                   *      *      *      *      *      0      0
September 20, 2042                   *      *      *      *      *      0      0
September 20, 2043                   *      *      *      *      *      0      0
September 20, 2044                   *      *      *      *      *      0      0
September 20, 2045                   *      *      *      *      *      0      0
September 20, 2046                   0      0      0      0      0      0      0
Weighted Average Life to
   Maturity (in years)(1)        20.43   7.75   4.16   3.27   2.65   1.86   1.37

----------
(1) The weighted average life of a class of Certificates is determined by (i)
multiplying the amount of each distribution in reduction of the class balance by the number of yuears from the date of issuance of such class to the related
Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*Less than 0.5%, but greater than Zero.

BANC OF AMERICA SECURITIES LLC                                                 7

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-H   $613,137,000 (approximate) Shifting Interest Certificates

                                       PERCENTAGE OF INITIAL CLASS BALANCE
                                  OUTSTANDING AT THE RESPECTIVE PERCENTAGES OF
                                              CPR SET FORTH BELOW:
                                      CLASS 2-A-1, CLASS 2-A-2, CLASS 2-A-3
                                                   CLASS 2-A-4
                                 -----------------------------------------------
Distribution Date                  0%     10%    20%    25%    30%    40%    50%
------------------               -----   ----   ----   ----   ----   ----   ----
September 29, 2006                 100    100    100    100    100    100    100
September 20, 2007                 100     89     79     74     68     58     47
September 20, 2008                  99     80     62     54     46     33     23
September 20, 2009                  99     71     48     39     32     19     11
September 20, 2010                  99     63     38     29     22     12      5
September 20, 2011                  98     56     31     22     15      7      3
September 20, 2012                  97     49     24     16     11      4      1
September 20, 2013                  95     43     19     12      7      2      1
September 20, 2014                  94     38     15      9      5      1      *
September 20, 2015                  92     34     12      7      3      1      *
September 20, 2016                  90     30      9      5      2      *      *
September 20, 2017                  88     26      7      4      2      *      *
September 20, 2018                  86     23      6      3      1      *      *
September 20, 2019                  83     20      4      2      1      *      *
September 20, 2020                  81     18      3      1      1      *      *
September 20, 2021                  78     15      3      1      *      *      *
September 20, 2022                  75     13      2      1      *      *      *
September 20, 2023                  72     11      2      1      *      *      *
September 20, 2024                  69     10      1      *      *      *      *
September 20, 2025                  65      8      1      *      *      *      *
September 20, 2026                  61      7      1      *      *      *      *
September 20, 2027                  57      6      *      *      *      *      *
September 20, 2028                  52      5      *      *      *      *      *
September 20, 2029                  47      4      *      *      *      *      *
September 20, 2030                  42      3      *      *      *      *      *
September 20, 2031                  36      2      *      *      *      *      *
September 20, 2032                  30      2      *      *      *      *      *
September 20, 2033                  23      1      *      *      *      *      *
September 20, 2034                  16      1      *      *      *      *      *
September 20, 2035                   8      *      *      *      *      *      *
September 20, 2036                   1      *      *      *      *      *      0
September 20, 2037                   1      *      *      *      *      *      0
September 20, 2038                   1      *      *      *      *      *      0
September 20, 2039                   1      *      *      *      *      *      0
September 20, 2040                   1      *      *      *      *      *      0
September 20, 2041                   1      *      *      *      *      *      0
September 20, 2042                   1      *      *      *      *      0      0
September 20, 2043                   *      *      *      *      *      0      0
September 20, 2044                   *      *      *      *      *      0      0
September 20, 2045                   *      *      *      *      *      0      0
September 20, 2046                   0      0      0      0      0      0      0
Weighted Average Life to
   Maturity (in years)(1)        20.92   7.82   4.18   3.28   2.66   1.86   1.37

--------
(1) The weighted average life of a class of Certificates is
determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of yuears from the date of issuance of such class to the related Distribution date, (ii)
adding the results and (iii) dividing the sum by the initial class balance.

*Less than 0.5%, but greater than Zero.

BANC OF AMERICA SECURITIES LLC                                                 8

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-H   $613,137,000 (approximate) Shifting Interest Certificates

                                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                                  AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH
                                                      BELOW:
                                           CLASS 3-A-1 AND CLASS 3-A-2
                                 -----------------------------------------------
Distribution Date                  0%     10%    20%    25%    30%   40%     50%
------------------------------   -----   ----   ----   ----   ----   ----   ----
September 29, 2006                 100    100    100    100    100    100    100
September 20, 2007                 100     89     79     74     68     58     47
September 20, 2008                  99     80     62     54     46     33     23
September 20, 2009                  99     71     48     39     32     19     11
September 20, 2010                  98     63     38     29     22     11      5
September 20, 2011                  98     56     31     22     15      7      3
September 20, 2012                  97     50     24     16     11      4      1
September 20, 2013                  97     44     19     12      7      2      1
September 20, 2014                  95     39     15      9      5      1      *
September 20, 2015                  93     34     12      7      4      1      *
September 20, 2016                  92     30      9      5      2      *      *
September 20, 2017                  89     27      7      4      2      *      *
September 20, 2018                  87     23      6      3      1      *      *
September 20, 2019                  85     21      4      2      1      *      *
September 20, 2020                  82     18      3      1      1      *      *
September 20, 2021                  80     16      3      1      *      *      *
September 20, 2022                  77     14      2      1      *      *      *
September 20, 2023                  74     12      2      1      *      *      *
September 20, 2024                  70     10      1      *      *      *      *
September 20, 2025                  67      9      1      *      *      *      *
September 20, 2026                  63      7      1      *      *      *      *
September 20, 2027                  58      6      1      *      *      *      *
September 20, 2028                  54      5      *      *      *      *      *
September 20, 2029                  49      4      *      *      *      *      *
September 20, 2030                  44      3      *      *      *      *      *
September 20, 2031                  38      3      *      *      *      *      *
September 20, 2032                  32      2      *      *      *      *      *
September 20, 2033                  25      1      *      *      *      *      *
September 20, 2034                  18      1      *      *      *      *      *
September 20, 2035                  10      *      *      *      *      *      *
September 20, 2036                   3      *      *      *      *      *      0
September 20, 2037                   3      *      *      *      *      *      0
September 20, 2038                   2      *      *      *      *      *      0
September 20, 2039                   2      *      *      *      *      *      0
September 20, 2040                   2      *      *      *      *      *      0
September 20, 2041                   2      *      *      *      *      *      0
September 20, 2042                   1      *      *      *      *      *      0
September 20, 2043                   1      *      *      *      *      0      0
September 20, 2044                   1      *      *      *      *      0      0
September 20, 2045                   *      *      *      *      *      0      0
September 20, 2046                   0      0      0      0      0      0      0
Weighted Average Life to
   Maturity (in years)(1)        21.38   7.89   4.19   3.29   2.66   1.86   1.37

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of yuears from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*    Less than 0.5% but greater than Zero.

BANC OF AMERICA SECURITIES LLC                                                 9

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-H   $613,137,000 (approximate) Shifting Interest Certificates

                                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                                 AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH
                                                      BELOW:
                                                   CLASS 4-A-1
                                 -----------------------------------------------
Distribution Date                  0%     10%    20%    25%    30%    40%    50%
------------------------------   -----   ----   ----   ----   ----   ----   ----
September 29, 2006                 100    100    100    100    100    100    100
September 20, 2007                 100     86     72     65     58     45     31
September 20, 2008                  99     73     50     39     29     12      0
September 20, 2009                  99     62     32     20     10      0      0
September 20, 2010                  99     52     19      7      0      0      0
September 20, 2011                  98     42      9      0      0      0      0
September 20, 2012                  98     34      *      0      0      0      0
September 20, 2013                  98     27      0      0      0      0      0
September 20, 2014                  97     21      0      0      0      0      0
September 20, 2015                  97     15      0      0      0      0      0
September 20, 2016                  96     10      0      0      0      0      0
September 20, 2017                  93      5      0      0      0      0      0
September 20, 2018                  90      1      0      0      0      0      0
September 20, 2019                  86      0      0      0      0      0      0
September 20, 2020                  83      0      0      0      0      0      0
September 20, 2021                  79      0      0      0      0      0      0
September 20, 2022                  75      0      0      0      0      0      0
September 20, 2023                  70      0      0      0      0      0      0
September 20, 2024                  65      0      0      0      0      0      0
September 20, 2025                  60      0      0      0      0      0      0
September 20, 2026                  54      0      0      0      0      0      0
September 20, 2027                  48      0      0      0      0      0      0
September 20, 2028                  41      0      0      0      0      0      0
September 20, 2029                  34      0      0      0      0      0      0
September 20, 2030                  26      0      0      0      0      0      0
September 20, 2031                  18      0      0      0      0      0      0
September 20, 2032                   9      0      0      0      0      0      0
September 20, 2033                   0      0      0      0      0      0      0
September 20, 2034                   0      0      0      0      0      0      0
September 20, 2035                   0      0      0      0      0      0      0
September 20, 2036                   0      0      0      0      0      0      0
Weighted Average Life to
   Maturity (in years)(1)        19.62   4.80   2.32   1.80   1.45   1.02   0.76

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of yuears from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than Zero.

BANC OF AMERICA SECURITIES LLC                                                10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-H   $613,137,000 (approximate) Shifting Interest Certificates

                                  PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                                   AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH
                                                       BELOW:
                                                    CLASS 4-A-2
                                 -------------------------------------------------
Distribution Date                  0%     10%     20%     25%    30%    40%    50%
------------------------------   -----   -----   -----   ----   ----   ----   ----

September 29, 2006                 100     100     100    100    100    100    100
September 20, 2007                 100     100     100    100    100    100    100
September 20, 2008                 100     100     100    100    100    100     94
September 20, 2009                 100     100     100    100    100     80     44
September 20, 2010                 100     100     100    100     91     48     22
September 20, 2011                 100     100     100     91     64     29     11
September 20, 2012                 100     100     100     68     45     17      5
September 20, 2013                 100     100      81     51     31     10      3
September 20, 2014                 100     100      64     38     22      6      1
September 20, 2015                 100     100      51     28     15      4      1
September 20, 2016                 100     100      41     21     10      2      *
September 20, 2017                 100     100      32     16      7      1      *
September 20, 2018                 100     100      25     11      5      1      *
September 20, 2019                 100      89      19      8      3      *      *
September 20, 2020                 100      78      15      6      2      *      *
September 20, 2021                 100      68      12      4      2      *      *
September 20, 2022                 100      59       9      3      1      *      *
September 20, 2023                 100      51       7      2      1      *      *
September 20, 2024                 100      43       5      2      *      *      *
September 20, 2025                 100      37       4      1      *      *      *
September 20, 2026                 100      31       3      1      *      *      *
September 20, 2027                 100      26       2      1      *      *      *
September 20, 2028                 100      21       2      *      *      *      *
September 20, 2029                 100      17       1      *      *      *      *
September 20, 2030                 100      14       1      *      *      *      *
September 20, 2031                 100      11       1      *      *      *      *
September 20, 2032                 100       8       *      *      *      *      *
September 20, 2033                  97       5       *      *      *      *      *
September 20, 2034                  64       3       *      *      *      *      *
September 20, 2035                  29       1       *      *      *      *      *
September 20, 2036                   2       *       *      *      *      *      0
September 20, 2037                   2       *       *      *      *      *      0
September 20, 2038                   2       *       *      *      *      *      0
September 20, 2039                   1       *       *      *      *      *      0
September 20, 2040                   1       *       *      *      *      *      0
September 20, 2041                   1       *       *      *      *      0      0
September 20, 2042                   1       *       *      *      *      0      0
September 20, 2043                   1       *       *      *      *      0      0
September 20, 2044                   *       *       *      *      *      0      0
September 20, 2045                   *       *       *      *      *      0      0
September 20, 2046                   0       0       0      0      0      0      0
Weighted Average Life to
   Maturity (in years)(1)        28.53   18.15   10.25   8.07   6.52   4.52   3.30

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of yuears from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than Zero.

BANC OF AMERICA SECURITIES LLC                                                11

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-H   $613,137,000 (approximate) Shifting Interest Certificates

                                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                                 AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH
                                                BELOW: CLASS 4-A-3
                                 -----------------------------------------------
Distribution Date                 0%     10%    20%    25%    30%    40%    50%
-----------------                ----   ----   ----   ----   ----   ----   ----
September 29, 2006                100    100    100    100    100    100    100
September 20, 2007                100    100    100    100    100    100    100
September 20, 2008                100    100    100    100    100    100     94
September 20, 2009                100    100    100    100    100     80     44
September 20, 2010                100    100    100    100     91     48     22
September 20, 2011                100    100    100     91     64     29     11
September 20, 2012                100    100    100     68     45     17      5
September 20, 2013                100    100     81     51     31     10      3
September 20, 2014                100    100     64     38     22      6      1
September 20, 2015                100    100     51     28     15      4      1
September 20, 2016                  0      0      0      0      0      0      0
September 20, 2017                  0      0      0      0      0      0      0
September 20, 2018                  0      0      0      0      0      0      0
September 20, 2019                  0      0      0      0      0      0      0
September 20, 2020                  0      0      0      0      0      0      0
September 20, 2021                  0      0      0      0      0      0      0
September 20, 2022                  0      0      0      0      0      0      0
September 20, 2023                  0      0      0      0      0      0      0
September 20, 2024                  0      0      0      0      0      0      0
September 20, 2025                  0      0      0      0      0      0      0
September 20, 2026                  0      0      0      0      0      0      0
September 20, 2027                  0      0      0      0      0      0      0
September 20, 2028                  0      0      0      0      0      0      0
September 20, 2029                  0      0      0      0      0      0      0
September 20, 2030                  0      0      0      0      0      0      0
September 20, 2031                  0      0      0      0      0      0      0
September 20, 2032                  0      0      0      0      0      0      0
September 20, 2033                  0      0      0      0      0      0      0
September 20, 2034                  0      0      0      0      0      0      0
September 20, 2035                  0      0      0      0      0      0      0
September 20, 2036                  0      0      0      0      0      0      0
Weighted Average Life to
   Maturity (in years)(1)        9.98   9.98   8.66   7.40   6.25   4.48   3.30

----------
(1)  The weighted  average life of a class of  Certificates is determined by (i)
     multiplying  the  amount of each  distribution  in  reduction  of the class balance by the number of yuears  from the date of issuance of such class to the related  Distribution  date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than Zero.

BANC OF AMERICA SECURITIES LLC                                                12

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-H   $613,137,000 (approximate) Shifting Interest Certificates

                                 PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                                 AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH
                                                BELOW: CLASS 4-A-4
                                 -----------------------------------------------
Distribution Date                  0%     10%    20%    25%    30%    40%    50%
-----------------                -----   ----   ----   ----   ----   ----   ----
September 29, 2006                 100    100    100    100    100    100    100
September 20, 2007                 100     89     79     74     68     58     48
September 20, 2008                 100     80     62     54     46     33     23
September 20, 2009                  99     71     49     40     32     19     11
September 20, 2010                  99     63     39     30     22     12      5
September 20, 2011                  99     56     31     22     15      7      3
September 20, 2012                  98     50     25     17     11      4      1
September 20, 2013                  98     45     20     12      8      2      1
September 20, 2014                  98     40     16      9      5      1      *
September 20, 2015                  97     36     12      7      4      1      *
September 20, 2016                  97     32     10      5      3      1      *
September 20, 2017                  94     28      8      4      2      *      *
September 20, 2018                  92     25      6      3      1      *      *
September 20, 2019                  90     22      5      2      1      *      *
September 20, 2020                  87     19      4      1      1      *      *
September 20, 2021                  84     16      3      1      *      *      *
September 20, 2022                  81     14      2      1      *      *      *
September 20, 2023                  77     12      2      1      *      *      *
September 20, 2024                  74     11      1      *      *      *      *
September 20, 2025                  70      9      1      *      *      *      *
September 20, 2026                  65      8      1      *      *      *      *
September 20, 2027                  61      6      1      *      *      *      *
September 20, 2028                  55      5      *      *      *      *      *
September 20, 2029                  50      4      *      *      *      *      *
September 20, 2030                  44      3      *      *      *      *      *
September 20, 2031                  38      3      *      *      *      *      *
September 20, 2032                  31      2      *      *      *      *      *
September 20, 2033                  24      1      *      *      *      *      *
September 20, 2034                  16      1      *      *      *      *      0
September 20, 2035                   7      *      *      *      *      *      0
September 20, 2036                   *      *      *      *      *      *      0
September 20, 2037                   *      *      *      *      *      0      0
September 20, 2038                   *      *      *      *      *      0      0
September 20, 2039                   *      *      *      *      *      0      0
September 20, 2040                   *      *      *      *      *      0      0
September 20, 2041                   *      *      *      *      *      0      0
September 20, 2042                   *      *      *      *      *      0      0
September 20, 2043                   *      *      *      *      *      0      0
September 20, 2044                   *      *      *      *      *      0      0
September 20, 2045                   *      *      *      *      0      0      0
September 20, 2046                   0      0      0      0      0      0      0
Weighted Average Life to
   Maturity (in years)(1)        21.78   8.04   4.24   3.32   2.68   1.87   1.37

----------
(1)  The weighted  average life of a class of  Certificates is determined by (i)
     multiplying  the  amount of each  distribution  in  reduction  of the class balance by the number of yuears  from the date of issuance of such class to the related  Distribution  date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than Zero.

BANC OF AMERICA SECURITIES LLC                                                13

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-H   $613,137,000 (approximate) Shifting Interest Certificates

                                    PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                                 AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:
                                            CLASS B-1, CLASS B-2 AND CLASS B-3
                                 -----------------------------------------------------
Distribution Date                     0%      10%    20%    25%    30%    40%    50%
                                    -----   -----   ----   ----   ----   ----   ----

September 29, 2006                    100     100    100    100    100    100    100
September 20, 2007                    100     100    100    100    100    100    100
September 20, 2008                     99      99     99     99     99     86     71
September 20, 2009                     99      99     99     91     83     66     50
September 20, 2010                     99      99     82     68     58     40     25
September 20, 2011                     98      98     65     51     40     24     12
September 20, 2012                     97      97     52     38     28     14      6
September 20, 2013                     96      92     41     28     19      8      3
September 20, 2014                     95      81     32     21     13      5      1
September 20, 2015                     93      72     25     15      9      3      1
September 20, 2016                     91      64     20     11      6      2      *
September 20, 2017                     89      56     16      8      4      1      *
September 20, 2018                     87      49     12      6      3      1      *
September 20, 2019                     85      43      9      4      2      *      *
September 20, 2020                     82      38      7      3      1      *      *
September 20, 2021                     80      33      6      2      1      *      *
September 20, 2022                     77      28      4      2      1      *      *
September 20, 2023                     73      24      3      1      *      *      *
September 20, 2024                     70      21      3      1      *      *      *
September 20, 2025                     66      18      2      1      *      *      *
September 20, 2026                     62      15      1      *      *      *      *
September 20, 2027                     58      13      1      *      *      *      *
September 20, 2028                     53      10      1      *      *      *      *
September 20, 2029                     48       9      1      *      *      *      *
September 20, 2030                     42       7      *      *      *      *      *
September 20, 2031                     37       5      *      *      *      *      *
September 20, 2032                     30       4      *      *      *      *      *
September 20, 2033                     23       3      *      *      *      *      *
September 20, 2034                     16       2      *      *      *      *      *
September 20, 2035                      8       1      *      *      *      *      *
September 20, 2036                      1       *      *      *      *      *      0
September 20, 2037                      1       *      *      *      *      *      0
September 20, 2038                      1       *      *      *      *      *      0
September 20, 2039                      1       *      *      *      *      *      0
September 20, 2040                      1       *      *      *      *      *      0
September 20, 2041                      1       *      *      *      *      *      0
September 20, 2042                      1       *      *      *      *      *      0
September 20, 2043                      *       *      *      *      *      *      0
September 20, 2044                      *       *      *      *      *      0      0
September 20, 2045                      *       *      *      *      *      0      0
September 20, 2046                      0       0      0      0      0      0      0
Weighted Average Life to
   Maturity (in years)(1)           21.13   13.32   7.33   6.02   5.18   4.01   3.17

----------
(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance by the number of yuears from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*    Less than 0.5%, but greater than Zero.

BANC OF AMERICA SECURITIES LLC                                                14

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-H   $613,137,000 (approximate) Shifting Interest Certificates

       AGGREGATE REALIZED LOSSES FOR THE SHIFTING INTEREST MORTGAGE LOANS

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Shifting Interest Mortgage Loans in the aggregate, expressed as a percentage of the aggregate outstanding principal balance of the
Shifting Interest Mortgage Loans as of the Cut-off Date.

                                 AGGREGATE REALIZED LOSSES FOR THE
                                 SHIFTING INTEREST MORTGAGE LOANS
                                         PERCENTAGE OF CPR
                          ----------------------------------------------
                Loss
Percentage    Severity
  of SDA     Percentage    0%     10%    20%    25%    30%    40%    50%
----------   ----------   ----   ----   ----   ----   ----   ----   ----
       75%       25%      0.76%  0.47%  0.30%  0.25%  0.20%  0.13%  0.09%
       75%       50%      1.51   0.93   0.61   0.49   0.40   0.27   0.18
      100%       25%      1.00   0.62   0.40   0.33   0.27   0.18   0.12
      100%       50%      2.00   1.24   0.80   0.65   0.53   0.36   0.24
      150%       25%      1.49   0.92   0.60   0.49   0.40   0.27   0.18
      150%       50%      2.98   1.84   1.20   0.98   0.80   0.54   0.36
      200%       25%      1.97   1.22   0.79   0.65   0.53   0.36   0.24
      200%       50%      3.94   2.44   1.59   1.29   1.06   0.71   0.48

*    Run with no lag

BANC OF AMERICA SECURITIES LLC                                                15

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

BAFC 2006-H   $613,137,000 (approximate) Shifting Interest Certificates

                       HISTORICAL VALUES OF ONE-YEAR LIBOR

Listed below are historical values of One-Year LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of One-Year LIBOR and may not be indicative of future rates. The source of the values shown below is British
Bankers' Association.

                                                   YEAR
                                 ----------------------------------------
MONTH                             2006   2005   2004   2003   2002   2001
------------------------------   -----   ----   ----   ----   ----   ----
January ......................    4.85%  3.11%  1.48%  1.46%  2.40%  5.94%
February .....................    4.95   3.27   1.47   1.46   2.57   5.11
March ........................    5.12   3.57   1.37   1.38   2.48   4.91
April ........................    5.29   3.81   1.34   1.27   3.06   4.58
May ..........................    5.38   3.71   1.82   1.29   2.64   4.44
June .........................    5.51   3.76   2.11   1.25   2.60   4.17
July..........................    5.68   3.90   2.39   1.16   2.27   4.19
August........................    5.54   4.22   2.35   1.44   1.97   3.80
September ....................      --   4.13   2.26   1.45   1.92   3.59
October ......................      --   4.48   2.49   1.24   1.66   2.68
November .....................      --   4.72   2.54   1.48   1.62   2.29
December......................      --   4.82   2.96   1.60   1.73   2.34

                        HISTORICAL VALUES OF ONE-YEAR CMT

Listed below are historical average values of One-Year CMT for the months and years shown below. The monthly averages shown are intended only to provide an historical summary of the movements of One-Year CMT and may not be indicative of future rates. The source of the daily values of One-Year CMT used in determining the monthly averages shown below is Bloomberg Professional Services(R).

                                                   YEAR
                                 ----------------------------------------
MONTH                             2006   2005   2004   2003   2002   2001
------------------------------   -----   ----   ----   ----   ----   ----
January.......................    4.45%  2.86%  1.24%  1.36%  2.16%  4.81%
February......................    4.68   3.03   1.24   1.30   2.23   4.68
March ........................    4.77   3.30   1.19   1.24   2.57   4.30
April ........................    4.90   3.32   1.43   1.27   2.48   3.98
May ..........................    4.99   3.33   1.78   1.18   2.35   3.78
June .........................    5.16   3.36   2.12   1.01   2.20   3.58
July..........................    5.22   3.64   2.10   1.12   1.96   3.62
August........................    5.08   3.87   2.02   1.31   1.76   3.47
September ....................      --   3.85   2.12   1.24   1.72   2.82
October ......................      --   4.18   2.23   1.25   1.65   2.33
November .....................      --   4.33   2.50   1.34   1.49   2.18
December......................      --   4.35   2.67   1.31   1.45   2.22

BANC OF AMERICA SECURITIES LLC                                                16

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

REPLINE                                          GWAC        SVC FEE       LPMI       TOTAL FEE       NWAC       CURRBAL
---------------------------------------------------------------------------------------------------------------------------

1 3s 3/27 1 YR CMT Roll(18)                  5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000    313,370.82
1 3s 3/27 1 YR CMT Roll(19)                  5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000  1,029,442.53
1 3s 3/27 1 YR CMT Roll(20)                  5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000  1,076,818.47
1 3s 3/27 1 YR CMT Roll(22)                  5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000  1,351,355.27
1 3s 3/27 1 YR CMT Roll(23)                  5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000  1,401,471.58
1 3s 3/27 1 YR CMT Roll(24)                  5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000    364,891.88
1 3s 3/27 1 YR CMT Roll(27)                  5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000    629,214.67
1 3s 3/27 1 YR CMT Roll(28)                  5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000  1,345,682.82
1 3s 3/27 1 YR CMT - IO (120) Roll(24)       5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000    581,600.00
1 3s 3/27 1 YR CMT - IO (120) Roll(25)       5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000    591,866.16
1 3s 3/27 1 YR CMT - IO (120) Roll(27)       5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000  3,477,752.00
1 3s 3/27 1 YR CMT - IO (36) Roll(23)        5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000    723,920.00
1 3s 3/27 1 YR CMT - IO (36) Roll(24)        5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000    712,000.00
1 3s 3/27 1 YR CMT - IO (36) Roll(25)        5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000  1,427,161.00
1 3s 3/27 1 YR CMT - IO (36) Roll(27)        5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000  3,772,647.17
1 3s 3/27 1 YR CMT - IO (36) Roll(28)        5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000  1,097,523.90
1 3s 3/27 1 YR CMT - IO (36) Roll(29)        5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000  1,833,155.00
1 3s 3/27 1 YR CMT - IO (60) Roll(27)        5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000    565,000.00
1 3s 3/27 1 YR CMT - IO (60) Roll(28)        5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000  1,219,027.94
1 3s 3/27 12 MO LIBOR Roll(30)               6.0697588359 0.3750000000 0.0000000000 0.3750000000 5.6947588359  2,359,891.23
1 3s 3/27 12 MO LIBOR Roll(31)               5.8750000000 0.3750000000 0.0000000000 0.3750000000 5.5000000000    496,903.68
1 3s 3/27 12 MO LIBOR Roll(35)               6.1250000000 0.3750000000 0.0000000000 0.3750000000 5.7500000000    530,164.77
1 3s 3/27 12 MO LIBOR - IO (36) Roll(27)     5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000    709,607.85
1 3s 3/27 12 MO LIBOR - IO (36) Roll(28)     5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000    910,542.66
1 3s 3/27 12 MO LIBOR - IO (36) Roll(33)     6.2780023912 0.3750000000 0.0000000000 0.3750000000 5.9030023912  5,049,417.00
1 3s 3/27 12 MO LIBOR - IO (36) Roll(34)     6.1057572922 0.3750000000 0.0000000000 0.3750000000 5.7307572922  5,918,154.61
1 3s 3/27 12 MO LIBOR - IO (36) Roll(35)     6.2631134934 0.3750000000 0.0000000000 0.3750000000 5.8881134934  9,888,860.00
1 3s 3/27 12 MO LIBOR - IO (36) Roll(36)     6.0171945658 0.3750000000 0.0000000000 0.3750000000 5.6421945658  4,139,680.00
1 3s 3/27 12 MO LIBOR - IO (36) Roll(37)     6.1250000000 0.3750000000 0.0000000000 0.3750000000 5.7500000000  1,084,000.00
1 3s 3/37 12 MO LIBOR Roll(35)               6.6250000000 0.3750000000 0.0000000000 0.3750000000 6.2500000000    499,575.81
2 other 4/26 12 MO LIBOR Roll(38)            5.8750000000 0.2500000000 0.0000000000 0.2500000000 5.6250000000    262,367.37
2 other 4/26 12 MO LIBOR - IO (47) Roll(44)  6.2500000000 0.2500000000 0.0000000000 0.2500000000 6.0000000000    350,209.00
2 other 4/26 12 MO LIBOR Roll(44)            6.5000000000 0.2500000000 0.0000000000 0.2500000000 6.2500000000    286,942.13
2 5s 5/10 12 MO LIBOR Roll(60)               6.1250000000 0.2500000000 0.0000000000 0.2500000000 5.8750000000    448,469.06
2 5s 5/25 1 YR CMT Roll(51)                  6.2500000000 0.2500000000 0.0000000000 0.2500000000 6.0000000000    638,660.60
2 5s 5/25 1 YR CMT - IO (120) Roll(53)       6.0000000000 0.2500000000 0.0000000000 0.2500000000 5.7500000000    646,235.96
2 5s 5/25 1 YR CMT - IO (60) Roll(52)        6.0000000000 0.2500000000 0.0000000000 0.2500000000 5.7500000000    444,000.00
2 5s 5/25 1 YR CMT - IO (60) Roll(53)        4.6250000000 0.2500000000 0.0000000000 0.2500000000 4.3750000000    359,466.00
2 5s 5/25 1 YR CMT - IO (60) Roll(55)        5.2500000000 0.2500000000 0.0000000000 0.2500000000 5.0000000000    600,000.00
2 5s 5/25 1 YR CMT - IO (60) Roll(57)        6.6250000000 0.2500000000 0.0000000000 0.2500000000 6.3750000000    360,000.00
2 5s 5/25 12 MO LIBOR Roll(51)               5.6250000000 0.2500000000 0.0000000000 0.2500000000 5.3750000000    395,632.37
2 5s 5/25 12 MO LIBOR Roll(52)               6.2500000000 0.2500000000 0.0000000000 0.2500000000 6.0000000000    371,730.12
2 5s 5/25 12 MO LIBOR Roll(55)               6.5000000000 0.2500000000 0.0000000000 0.2500000000 6.2500000000    257,327.35
2 5s 5/25 12 MO LIBOR Roll(56)               6.5000000000 0.2500000000 0.0000000000 0.2500000000 6.2500000000    274,738.86
2 5s 5/25 12 MO LIBOR Roll(57)               6.0450034199 0.2500000000 0.0000000000 0.2500000000 5.7950034199 14,608,934.44
2 5s 5/25 12 MO LIBOR Roll(58)               6.3777721200 0.2500000000 0.0000000000 0.2500000000 6.1277721200 15,768,720.50
2 5s 5/25 12 MO LIBOR Roll(59)               6.3939391460 0.2500000000 0.0000000000 0.2500000000 6.1439391460 19,095,873.75
2 5s 5/25 12 MO LIBOR Roll(60)               6.5207614198 0.2500000000 0.0000000000 0.2500000000 6.2707614198 30,257,944.55
2 5s 5/25 12 MO LIBOR Roll(61)               6.3327746445 0.2500000000 0.0000000000 0.2500000000 6.0827746445  7,294,012.00
2 5s 5/25 12 MO LIBOR Roll(62)               6.3019893899 0.2500000000 0.0000000000 0.2500000000 6.0519893899  1,885,000.00
2 5s 5/25 12 MO LIBOR - IO (60) Roll(49)     6.5000000000 0.2500000000 0.0000000000 0.2500000000 6.2500000000    507,225.14
2 5s 5/25 12 MO LIBOR - IO (60) Roll(52)     5.8750000000 0.2500000000 0.0000000000 0.2500000000 5.6250000000    465,486.02
2 5s 5/25 12 MO LIBOR - IO (60) Roll(53)     5.7500000000 0.2500000000 0.0000000000 0.2500000000 5.5000000000    438,000.00
2 5s 5/25 12 MO LIBOR - IO (60) Roll(55)     5.8726071049 0.2500000000 0.0000000000 0.2500000000 5.6226071049    669,064.00
2 5s 5/25 12 MO LIBOR - IO (60) Roll(56)     6.4156976744 0.2500000000 0.0000000000 0.2500000000 6.1656976744    602,000.00
2 5s 5/25 12 MO LIBOR - IO (60) Roll(57)     6.2329569151 0.2500000000 0.0000000000 0.2500000000 5.9829569151 22,848,000.82
2 5s 5/25 12 MO LIBOR - IO (60) Roll(58)     6.3517864200 0.2500000000 0.0000000000 0.2500000000 6.1017864200 38,500,014.10
2 5s 5/25 12 MO LIBOR - IO (60) Roll(59)     6.4086991020 0.2500000000 0.0000000000 0.2500000000 6.1586991020 61,715,732.10
2 5s 5/25 12 MO LIBOR - IO (60) Roll(60)     6.4668876116 0.2500000000 0.0000000000 0.2500000000 6.2168876116 91,512,011.00
2 5s 5/25 12 MO LIBOR - IO (60) Roll(61)     6.4292448210 0.2500000000 0.0000000000 0.2500000000 6.1792448210 17,028,376.65
2 5s 5/25 12 MO LIBOR - IO (60) Roll(62)     6.2607190663 0.2500000000 0.0000000000 0.2500000000 6.0107190663  3,585,900.00
2 5s 5/35 12 MO LIBOR Roll(57)               6.6250000000 0.2500000000 0.0000000000 0.2500000000 6.3750000000    364,333.37
2 5s 5/35 12 MO LIBOR Roll(58)               6.4092724306 0.2500000000 0.0000000000 0.2500000000 6.1592724306  2,071,983.30
2 5s 5/35 12 MO LIBOR Roll(59)               6.5102389803 0.2500000000 0.0000000000 0.2500000000 6.2602389803  4,535,473.63
2 5s 5/35 12 MO LIBOR Roll(60)               7.2500000000 0.2500000000 0.0000000000 0.2500000000 7.0000000000    397,818.70
3 7s 7/23 1 YR CMT - IO (120) Roll(73)       5.8750000000 0.2500000000 0.0000000000 0.2500000000 5.6250000000    447,666.33
3 7s 7/23 12 MO LIBOR Roll(81)               6.4674691224 0.2500000000 0.0000000000 0.2500000000 6.2174691224  3,852,866.01
3 7s 7/23 12 MO LIBOR Roll(82)               6.5562339299 0.2500000000 0.0000000000 0.2500000000 6.3062339299  5,603,933.06
3 7s 7/23 12 MO LIBOR Roll(83)               6.3565839166 0.2500000000 0.0000000000 0.2500000000 6.1065839166  6,386,206.55
3 7s 7/23 12 MO LIBOR Roll(84)               6.5333781306 0.2500000000 0.0000000000 0.2500000000 6.2833781306 10,459,581.70
3 7s 7/23 12 MO LIBOR Roll(85)               6.6745345745 0.2500000000 0.0000000000 0.2500000000 6.4245345745  1,504,000.00
3 7s 7/23 12 MO LIBOR - IO (84) Roll(81)     6.3440787304 0.2500000000 0.0000000000 0.2500000000 6.0940787304  3,581,677.00
3 7s 7/23 12 MO LIBOR - IO (84) Roll(82)     6.3498331409 0.2500000000 0.0000000000 0.2500000000 6.0998331409 18,274,164.07
3 7s 7/23 12 MO LIBOR - IO (84) Roll(83)     6.4178065471 0.2500000000 0.0000000000 0.2500000000 6.1678065471 19,909,934.33
3 7s 7/23 12 MO LIBOR - IO (84) Roll(84)     6.6330176805 0.2500000000 0.0000000000 0.2500000000 6.3830176805 17,657,850.00
3 7s 7/23 12 MO LIBOR - IO (84) Roll(85)     6.5849482928 0.2500000000 0.0000000000 0.2500000000 6.3349482928  2,340,100.00
3 7s 7/23 12 MO LIBOR - IO (84) Roll(86)     6.6312596799 0.2500000000 0.0000000000 0.2500000000 6.3812596799  3,874,000.00
3 7s 7/33 12 MO LIBOR Roll(81)               6.0509831826 0.2500000000 0.0000000000 0.2500000000 5.8009831826  1,177,626.07
3 7s 7/33 12 MO LIBOR Roll(82)               6.6250000000 0.2500000000 0.0000000000 0.2500000000 6.3750000000    998,610.70
3 7s 7/33 12 MO LIBOR Roll(83)               6.6851037383 0.2500000000 0.0000000000 0.2500000000 6.4351037383  1,797,498.80
3 7s 7/33 12 MO LIBOR Roll(84)               7.3750000000 0.2500000000 0.0000000000 0.2500000000 7.1250000000  1,329,544.22
3 7s 7/8 12 MO LIBOR Roll(85)                6.7500000000 0.2500000000 0.0000000000 0.2500000000 6.5000000000    500,000.00
4 10s 10/20 1 YR CMT Roll(110)               5.8750000000 0.2500000000 0.0000000000 0.2500000000 5.6250000000    293,983.67
4 10s 10/20 1 YR CMT Roll(117)               6.5000000000 0.2500000000 0.0000000000 0.2500000000 6.2500000000    995,038.96
4 10s 10/20 1 YR CMT - IO (120) Roll(106)    5.8750000000 0.2500000000 0.0000000000 0.2500000000 5.6250000000    822,132.95
4 10s 10/20 1 YR CMT - IO (120) Roll(109)    5.8750000000 0.2500000000 0.0000000000 0.2500000000 5.6250000000  1,049,472.15
4 10s 10/20 1 YR CMT - IO (120) Roll(110)    5.8750000000 0.2500000000 0.0000000000 0.2500000000 5.6250000000  2,339,108.89
4 10s 10/20 1 YR CMT - IO (120) Roll(111)    5.9921831185 0.2500000000 0.0000000000 0.2500000000 5.7421831185  3,202,839.75
4 10s 10/20 1 YR CMT - IO (120) Roll(112)    6.0454495020 0.2500000000 0.0000000000 0.2500000000 5.7954495020  5,632,900.00
4 10s 10/20 1 YR CMT - IO (120) Roll(113)    6.2800810544 0.2500000000 0.0000000000 0.2500000000 6.0300810544  2,372,227.23
4 10s 10/20 1 YR CMT - IO (120) Roll(114)    6.3750000000 0.2500000000 0.0000000000 0.2500000000 6.1250000000  2,940,000.00
4 10s 10/20 1 YR CMT - IO (120) Roll(116)    6.5676454446 0.2500000000 0.0000000000 0.2500000000 6.3176454446  1,366,500.00
4 10s 10/20 1 YR CMT - IO (120) Roll(117)    6.3597986944 0.2500000000 0.0000000000 0.2500000000 6.1097986944  2,647,798.88
4 10s 10/20 12 MO LIBOR Roll(113)            6.2598839584 0.2500000000 0.0000000000 0.2500000000 6.0098839584  1,432,059.09
4 10s 10/20 12 MO LIBOR Roll(114)            6.7067943504 0.2500000000 0.0000000000 0.2500000000 6.4567943504  4,139,102.10
4 10s 10/20 12 MO LIBOR Roll(115)            6.3608711515 0.2500000000 0.0000000000 0.2500000000 6.1108711515  5,475,700.92
4 10s 10/20 12 MO LIBOR Roll(116)            6.5000000000 0.2500000000 0.0000000000 0.2500000000 6.2500000000    914,551.92
4 10s 10/20 12 MO LIBOR Roll(117)            6.7500000000 0.2500000000 0.0000000000 0.2500000000 6.5000000000    462,388.46
4 10s 10/20 12 MO LIBOR Roll(118)            6.5225075383 0.2500000000 0.0000000000 0.2500000000 6.2725075383  2,006,585.00
4 10s 10/20 12 MO LIBOR Roll(119)            6.3695957464 0.2500000000 0.0000000000 0.2500000000 6.1195957464  2,136,384.30
4 10s 10/20 12 MO LIBOR Roll(120)            6.6248315250 0.2500000000 0.0000000000 0.2500000000 6.3748315250  3,752,284.98
4 10s 10/20 12 MO LIBOR Roll(121)            6.3750000000 0.2500000000 0.0000000000 0.2500000000 6.1250000000    792,000.00
4 10s 10/20 12 MO LIBOR - IO (120) Roll(113) 5.8750000000 0.2500000000 0.0000000000 0.2500000000 5.6250000000    533,487.43
4 10s 10/20 12 MO LIBOR - IO (120) Roll(117) 6.4088070894 0.2500000000 0.0000000000 0.2500000000 6.1588070894  3,689,666.42
4 10s 10/20 12 MO LIBOR - IO (120) Roll(118) 6.3692216928 0.2500000000 0.0000000000 0.2500000000 6.1192216928 10,271,687.58
4 10s 10/20 12 MO LIBOR - IO (120) Roll(119) 6.5296360373 0.2500000000 0.0000000000 0.2500000000 6.2796360373 23,203,508.65
4 10s 10/20 12 MO LIBOR - IO (120) Roll(120) 6.6143115625 0.2500000000 0.0000000000 0.2500000000 6.3643115625 33,543,046.00
4 10s 10/20 12 MO LIBOR - IO (120) Roll(121) 6.5431411646 0.2500000000 0.0000000000 0.2500000000 6.2931411646  5,165,600.00
4 10s 10/20 12 MO LIBOR - IO (120) Roll(122) 6.5090968161 0.2500000000 0.0000000000 0.2500000000 6.2590968161  1,231,200.00
4 10s 10/30 12 MO LIBOR Roll(119)            6.8750000000 0.2500000000 0.0000000000 0.2500000000 6.6250000000    439,651.77
4 10s 10/30 12 MO LIBOR Roll(120)            7.0000000000 0.2500000000 0.0000000000 0.2500000000 6.7500000000    587,775.98

REPLINE                                          ORIGBAL   REM ATERM ORIG ATERM REM TERM ORIG TERM AGE IO PERIOD ARM INDEX
--------------------------------------------------------------------------------------------------------------------------

1 3s 3/27 1 YR CMT Roll(18)                     320,000.00    341        360       341      360     19         0   CMT_1YR
1 3s 3/27 1 YR CMT Roll(19)                   1,050,000.00    342        360       342      360     18         0   CMT_1YR
1 3s 3/27 1 YR CMT Roll(20)                   1,097,250.00    343        360       343      360     17         0   CMT_1YR
1 3s 3/27 1 YR CMT Roll(22)                   1,373,750.00    345        360       345      360     15         0   CMT_1YR
1 3s 3/27 1 YR CMT Roll(23)                   1,423,257.00    346        360       346      360     14         0   CMT_1YR
1 3s 3/27 1 YR CMT Roll(24)                     374,880.00    347        360       347      360     13         0   CMT_1YR
1 3s 3/27 1 YR CMT Roll(27)                     636,000.00    350        360       350      360     10         0   CMT_1YR
1 3s 3/27 1 YR CMT Roll(28)                   1,358,700.00    351        360       351      360      9         0   CMT_1YR
1 3s 3/27 1 YR CMT - IO (120) Roll(24)          581,600.00    240        240       347      360     13       120   CMT_1YR
1 3s 3/27 1 YR CMT - IO (120) Roll(25)          592,000.00    240        240       348      360     12       120   CMT_1YR
1 3s 3/27 1 YR CMT - IO (120) Roll(27)        3,481,752.00    240        240       350      360     10       120   CMT_1YR
1 3s 3/27 1 YR CMT - IO (36) Roll(23)           723,920.00    324        324       346      360     14        36   CMT_1YR
1 3s 3/27 1 YR CMT - IO (36) Roll(24)           912,000.00    324        324       347      360     13        36   CMT_1YR
1 3s 3/27 1 YR CMT - IO (36) Roll(25)         1,427,161.00    324        324       348      360     12        36   CMT_1YR
1 3s 3/27 1 YR CMT - IO (36) Roll(27)         3,773,699.00    324        324       350      360     10        36   CMT_1YR
1 3s 3/27 1 YR CMT - IO (36) Roll(28)         1,097,704.00    324        324       351      360      9        36   CMT_1YR
1 3s 3/27 1 YR CMT - IO (36) Roll(29)         1,833,200.00    324        324       352      360      8        36   CMT_1YR
1 3s 3/27 1 YR CMT - IO (60) Roll(27)           565,000.00    300        300       350      360     10        60   CMT_1YR
1 3s 3/27 1 YR CMT - IO (60) Roll(28)         1,225,920.00    300        300       351      360      9        60   CMT_1YR
1 3s 3/27 12 MO LIBOR Roll(30)                2,376,500.00    353        360       353      360      7         0 LIBOR_1YR
1 3s 3/27 12 MO LIBOR Roll(31)                  500,000.00    354        360       354      360      6         0 LIBOR_1YR
1 3s 3/27 12 MO LIBOR Roll(35)                  531,200.00    358        360       358      360      2         0 LIBOR_1YR
1 3s 3/27 12 MO LIBOR - IO (36) Roll(27)        920,000.00    324        324       350      360     10        36 LIBOR_1YR
1 3s 3/27 12 MO LIBOR - IO (36) Roll(28)      1,190,000.00    324        324       351      360      9        36 LIBOR_1YR
1 3s 3/27 12 MO LIBOR - IO (36) Roll(33)      5,049,417.00    324        324       356      360      4        36 LIBOR_1YR
1 3s 3/27 12 MO LIBOR - IO (36) Roll(34)      5,918,400.00    324        324       357      360      3        36 LIBOR_1YR
1 3s 3/27 12 MO LIBOR - IO (36) Roll(35)      9,888,860.00    324        324       358      360      2        36 LIBOR_1YR
1 3s 3/27 12 MO LIBOR - IO (36) Roll(36)      4,139,680.00    324        324       359      360      1        36 LIBOR_1YR
1 3s 3/27 12 MO LIBOR - IO (36) Roll(37)      1,084,000.00    324        324       360      360      0        36 LIBOR_1YR
1 3s 3/37 12 MO LIBOR Roll(35)                  500,000.00    478        480       478      480      2         0 LIBOR_1YR
2 other 4/26 12 MO LIBOR Roll(38)               264,003.00    354        360       354      360      6         0 LIBOR_1YR
2 other 4/26 12 MO LIBOR - IO (47) Roll(44)     350,209.00    313        313       356      360      4        47 LIBOR_1YR
2 other 4/26 12 MO LIBOR Roll(44)               289,348.00    351        360       351      360      9         0 LIBOR_1YR
2 5s 5/10 12 MO LIBOR Roll(60)                  450,000.00    179        180       179      180      1         0 LIBOR_1YR
2 5s 5/25 1 YR CMT Roll(51)                     650,000.00    350        360       350      360     10         0   CMT_1YR
2 5s 5/25 1 YR CMT - IO (120) Roll(53)          647,300.00    240        240       352      360      8       120   CMT_1YR
2 5s 5/25 1 YR CMT - IO (60) Roll(52)           444,000.00    300        300       351      360      9        60   CMT_1YR
2 5s 5/25 1 YR CMT - IO (60) Roll(53)           359,466.00    300        300       352      360      8        60   CMT_1YR
2 5s 5/25 1 YR CMT - IO (60) Roll(55)           600,000.00    300        300       354      360      6        60   CMT_1YR
2 5s 5/25 1 YR CMT - IO (60) Roll(57)           360,000.00    300        300       356      360      4        60   CMT_1YR
2 5s 5/25 12 MO LIBOR Roll(51)                  400,000.00    350        360       350      360     10         0 LIBOR_1YR
2 5s 5/25 12 MO LIBOR Roll(52)                  375,000.00    351        360       351      360      9         0 LIBOR_1YR
2 5s 5/25 12 MO LIBOR Roll(55)                  258,750.00    354        360       354      360      6         0 LIBOR_1YR
2 5s 5/25 12 MO LIBOR Roll(56)                  276,000.00    355        360       355      360      5         0 LIBOR_1YR
2 5s 5/25 12 MO LIBOR Roll(57)               14,669,869.00    356        360       356      360      4         0 LIBOR_1YR
2 5s 5/25 12 MO LIBOR Roll(58)               15,813,476.00    357        360       357      360      3         0 LIBOR_1YR
2 5s 5/25 12 MO LIBOR Roll(59)               19,131,448.00    358        360       358      360      2         0 LIBOR_1YR
2 5s 5/25 12 MO LIBOR Roll(60)               30,285,322.00    359        360       359      360      1         0 LIBOR_1YR
2 5s 5/25 12 MO LIBOR Roll(61)                7,294,012.00    360        360       360      360      0         0 LIBOR_1YR
2 5s 5/25 12 MO LIBOR Roll(62)                1,885,000.00    360        360       360      360      0         0 LIBOR_1YR
2 5s 5/25 12 MO LIBOR - IO (60) Roll(49)        507,500.00    300        300       348      360     12        60 LIBOR_1YR
2 5s 5/25 12 MO LIBOR - IO (60) Roll(52)        465,600.00    300        300       351      360      9        60 LIBOR_1YR
2 5s 5/25 12 MO LIBOR - IO (60) Roll(53)        438,000.00    300        300       352      360      8        60 LIBOR_1YR
2 5s 5/25 12 MO LIBOR - IO (60) Roll(55)        669,064.00    300        300       354      360      6        60 LIBOR_1YR
2 5s 5/25 12 MO LIBOR - IO (60) Roll(56)        602,000.00    300        300       355      360      5        60 LIBOR_1YR
2 5s 5/25 12 MO LIBOR - IO (60) Roll(57)     22,853,125.00    300        300       356      360      4        60 LIBOR_1YR
2 5s 5/25 12 MO LIBOR - IO (60) Roll(58)     38,501,224.40    300        300       357      360      3        60 LIBOR_1YR
2 5s 5/25 12 MO LIBOR - IO (60) Roll(59)     61,717,752.00    300        300       358      360      2        60 LIBOR_1YR
2 5s 5/25 12 MO LIBOR - IO (60) Roll(60)     91,512,011.00    300        300       359      360      1        60 LIBOR_1YR
2 5s 5/25 12 MO LIBOR - IO (60) Roll(61)     17,028,376.65    300        300       360      360      0        60 LIBOR_1YR
2 5s 5/25 12 MO LIBOR - IO (60) Roll(62)      3,585,900.00    300        300       360      360      0        60 LIBOR_1YR
2 5s 5/35 12 MO LIBOR Roll(57)                  365,000.00    476        480       476      480      4         0 LIBOR_1YR
2 5s 5/35 12 MO LIBOR Roll(58)                2,074,800.00    477        480       477      480      3         0 LIBOR_1YR
2 5s 5/35 12 MO LIBOR Roll(59)                4,539,692.00    478        480       478      480      2         0 LIBOR_1YR
2 5s 5/35 12 MO LIBOR Roll(60)                  397,960.00    479        480       479      480      1         0 LIBOR_1YR
3 7s 7/23 1 YR CMT - IO (120) Roll(73)          448,000.00    240        240       348      360     12       120   CMT_1YR
3 7s 7/23 12 MO LIBOR Roll(81)                3,867,081.00    356        360       356      360      4         0 LIBOR_1YR
3 7s 7/23 12 MO LIBOR Roll(82)                5,619,165.00    357        360       357      360      3         0 LIBOR_1YR
3 7s 7/23 12 MO LIBOR Roll(83)                6,398,705.00    358        360       358      360      2         0 LIBOR_1YR
3 7s 7/23 12 MO LIBOR Roll(84)               10,469,000.00    359        360       359      360      1         0 LIBOR_1YR
3 7s 7/23 12 MO LIBOR Roll(85)                1,504,000.00    360        360       360      360      0         0 LIBOR_1YR
3 7s 7/23 12 MO LIBOR - IO (84) Roll(81)      3,581,677.00    276        276       356      360      4        84 LIBOR_1YR
3 7s 7/23 12 MO LIBOR - IO (84) Roll(82)     18,289,800.00    276        276       357      360      3        84 LIBOR_1YR
3 7s 7/23 12 MO LIBOR - IO (84) Roll(83)     19,909,935.00    276        276       358      360      2        84 LIBOR_1YR
3 7s 7/23 12 MO LIBOR - IO (84) Roll(84)     17,657,850.00    276        276       359      360      1        84 LIBOR_1YR
3 7s 7/23 12 MO LIBOR - IO (84) Roll(85)      2,340,100.00    276        276       360      360      0        84 LIBOR_1YR
3 7s 7/23 12 MO LIBOR - IO (84) Roll(86)      3,874,000.00    276        276       360      360      0        84 LIBOR_1YR
3 7s 7/33 12 MO LIBOR Roll(81)                1,180,000.00    476        480       476      480      4         0 LIBOR_1YR
3 7s 7/33 12 MO LIBOR Roll(82)                1,000,000.00    477        480       477      480      3         0 LIBOR_1YR
3 7s 7/33 12 MO LIBOR Roll(83)                1,799,000.00    478        480       478      480      2         0 LIBOR_1YR
3 7s 7/33 12 MO LIBOR Roll(84)                1,330,000.00    479        480       479      480      1         0 LIBOR_1YR
3 7s 7/8 12 MO LIBOR Roll(85)                   500,000.00    180        180       180      180      0         0 LIBOR_1YR
4 10s 10/20 1 YR CMT Roll(110)                  300,000.00    349        360       349      360     11         0   CMT_1YR
4 10s 10/20 1 YR CMT Roll(117)                  999,000.00    356        360       356      360      4         0   CMT_1YR
4 10s 10/20 1 YR CMT - IO (120) Roll(106)       825,000.00    240        240       345      360     15       120   CMT_1YR
4 10s 10/20 1 YR CMT - IO (120) Roll(109)     1,050,000.00    240        240       348      360     12       120   CMT_1YR
4 10s 10/20 1 YR CMT - IO (120) Roll(110)     2,340,000.00    240        240       349      360     11       120   CMT_1YR
4 10s 10/20 1 YR CMT - IO (120) Roll(111)     3,203,000.00    240        240       350      360     10       120   CMT_1YR
4 10s 10/20 1 YR CMT - IO (120) Roll(112)     5,633,900.00    240        240       351      360      9       120   CMT_1YR
4 10s 10/20 1 YR CMT - IO (120) Roll(113)     2,372,700.00    240        240       352      360      8       120   CMT_1YR
4 10s 10/20 1 YR CMT - IO (120) Roll(114)     2,940,000.00    240        240       353      360      7       120   CMT_1YR
4 10s 10/20 1 YR CMT - IO (120) Roll(116)     1,366,500.00    240        240       355      360      5       120   CMT_1YR
4 10s 10/20 1 YR CMT - IO (120) Roll(117)     2,648,000.00    240        240       356      360      4       120   CMT_1YR
4 10s 10/20 12 MO LIBOR Roll(113)             1,443,200.00    352        360       352      360      8         0 LIBOR_1YR
4 10s 10/20 12 MO LIBOR Roll(114)             4,164,000.00    353        360       353      360      7         0 LIBOR_1YR
4 10s 10/20 12 MO LIBOR Roll(115)             5,507,000.00    354        360       354      360      6         0 LIBOR_1YR
4 10s 10/20 12 MO LIBOR Roll(116)               918,750.00    355        360       355      360      5         0 LIBOR_1YR
4 10s 10/20 12 MO LIBOR Roll(117)               464,000.00    356        360       356      360      4         0 LIBOR_1YR
4 10s 10/20 12 MO LIBOR Roll(118)             2,012,050.00    357        360       357      360      3         0 LIBOR_1YR
4 10s 10/20 12 MO LIBOR Roll(119)             2,140,425.00    358        360       358      360      2         0 LIBOR_1YR
4 10s 10/20 12 MO LIBOR Roll(120)             3,755,600.00    359        360       359      360      1         0 LIBOR_1YR
4 10s 10/20 12 MO LIBOR Roll(121)               792,000.00    360        360       360      360      0         0 LIBOR_1YR
4 10s 10/20 12 MO LIBOR - IO (120) Roll(113)    534,979.00    240        240       352      360      8       120 LIBOR_1YR
4 10s 10/20 12 MO LIBOR - IO (120) Roll(117)  3,692,676.00    240        240       356      360      4       120 LIBOR_1YR
4 10s 10/20 12 MO LIBOR - IO (120) Roll(118) 10,271,876.00    240        240       357      360      3       120 LIBOR_1YR
4 10s 10/20 12 MO LIBOR - IO (120) Roll(119) 23,204,004.00    240        240       358      360      2       120 LIBOR_1YR
4 10s 10/20 12 MO LIBOR - IO (120) Roll(120) 33,543,046.00    240        240       359      360      1       120 LIBOR_1YR
4 10s 10/20 12 MO LIBOR - IO (120) Roll(121)  5,165,600.00    240        240       360      360      0       120 LIBOR_1YR
4 10s 10/20 12 MO LIBOR - IO (120) Roll(122)  1,231,200.00    240        240       360      360      0       120 LIBOR_1YR
4 10s 10/30 12 MO LIBOR Roll(119)               440,000.00    478        480       478      480      2         0 LIBOR_1YR
4 10s 10/30 12 MO LIBOR Roll(120)               588,000.00    479        480       479      480      1         0 LIBOR_1YR

REPLINE                                         MARGIN    RROLL RFREQ PROLL PFREQ      LCAP         ICAP         PCAP
-------------------------------------------------------------------------------------------------------------------------

1 3s 3/27 1 YR CMT Roll(18)                  2.7500000000    17    12    17    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT Roll(19)                  2.7500000000    18    12    18    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT Roll(20)                  2.7500000000    19    12    19    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT Roll(22)                  2.7500000000    21    12    21    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT Roll(23)                  2.7500000000    22    12    22    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT Roll(24)                  2.7500000000    23    12    23    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT Roll(27)                  2.7500000000    26    12    26    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT Roll(28)                  2.7500000000    27    12    27    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT - IO (120) Roll(24)       2.7500000000    23    12    23    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT - IO (120) Roll(25)       2.7500000000    24    12    24    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT - IO (120) Roll(27)       2.7500000000    26    12    26    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT - IO (36) Roll(23)        2.7500000000    22    12    22    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT - IO (36) Roll(24)        2.7500000000    23    12    23    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT - IO (36) Roll(25)        2.7500000000    24    12    24    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT - IO (36) Roll(27)        2.7500000000    26    12    26    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT - IO (36) Roll(28)        2.7500000000    27    12    27    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT - IO (36) Roll(29)        2.7500000000    28    12    28    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT - IO (60) Roll(27)        2.7500000000    26    12    26    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 1 YR CMT - IO (60) Roll(28)        2.7500000000    27    12    27    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 12 MO LIBOR Roll(30)               2.2500000000    29    12    29    12 12.0697588359 2.0000000000 2.0000000000
1 3s 3/27 12 MO LIBOR Roll(31)               2.2500000000    30    12    30    12 11.8750000000 2.0000000000 2.0000000000
1 3s 3/27 12 MO LIBOR Roll(35)               2.2500000000    34    12    34    12 12.1250000000 2.0000000000 2.0000000000
1 3s 3/27 12 MO LIBOR - IO (36) Roll(27)     2.2500000000    26    12    26    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 12 MO LIBOR - IO (36) Roll(28)     2.2500000000    27    12    27    12 11.7500000000 6.0000000000 2.0000000000
1 3s 3/27 12 MO LIBOR - IO (36) Roll(33)     2.2500000000    32    12    32    12 12.2780023912 2.0000000000 2.0000000000
1 3s 3/27 12 MO LIBOR - IO (36) Roll(34)     2.2500000000    33    12    33    12 12.1057572922 2.0000000000 2.0000000000
1 3s 3/27 12 MO LIBOR - IO (36) Roll(35)     2.2500000000    34    12    34    12 12.2631134934 2.0000000000 2.0000000000
1 3s 3/27 12 MO LIBOR - IO (36) Roll(36)     2.2500000000    35    12    35    12 12.0171945658 2.0000000000 2.0000000000
1 3s 3/27 12 MO LIBOR - IO (36) Roll(37)     2.2500000000    36    12    36    12 12.1250000000 2.0000000000 2.0000000000
1 3s 3/37 12 MO LIBOR Roll(35)               2.2500000000    34    12    34    12 12.6250000000 2.0000000000 2.0000000000
2 other 4/26 12 MO LIBOR Roll(38)            2.2500000000    37    12    37    12 10.8750000000 5.0000000000 2.0000000000
2 other 4/26 12 MO LIBOR - IO (47) Roll(44)  2.2500000000    43    12    43    12 11.2500000000 5.0000000000 2.0000000000
2 other 4/26 12 MO LIBOR Roll(44)            2.2500000000    43    12    43    12 12.5000000000 5.0000000000 2.0000000000
2 5s 5/10 12 MO LIBOR Roll(60)               2.2500000000    59    12    59    12 11.1250000000 5.0000000000 2.0000000000
2 5s 5/25 1 YR CMT Roll(51)                  2.7500000000    50    12    50    12 11.2500000000 5.0000000000 2.0000000000
2 5s 5/25 1 YR CMT - IO (120) Roll(53)       2.7500000000    52    12    52    12 11.0000000000 5.0000000000 2.0000000000
2 5s 5/25 1 YR CMT - IO (60) Roll(52)        2.7500000000    51    12    51    12 11.0000000000 5.0000000000 2.0000000000
2 5s 5/25 1 YR CMT - IO (60) Roll(53)        2.7500000000    52    12    52    12  9.6250000000 5.0000000000 2.0000000000
2 5s 5/25 1 YR CMT - IO (60) Roll(55)        2.7500000000    54    12    54    12 10.2500000000 5.0000000000 2.0000000000
2 5s 5/25 1 YR CMT - IO (60) Roll(57)        2.7500000000    56    12    56    12 11.6250000000 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR Roll(51)               2.2500000000    50    12    50    12 10.6250000000 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR Roll(52)               2.2500000000    51    12    51    12 11.2500000000 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR Roll(55)               2.2500000000    54    12    54    12 11.5000000000 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR Roll(56)               2.2500000000    55    12    55    12 11.5000000000 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR Roll(57)               2.2500000000    56    12    56    12 11.0450034199 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR Roll(58)               2.2500000000    57    12    57    12 11.3777721200 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR Roll(59)               2.2500000000    58    12    58    12 11.3939391460 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR Roll(60)               2.2500000000    59    12    59    12 11.5207614198 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR Roll(61)               2.2500000000    60    12    60    12 11.3327746445 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR Roll(62)               2.2500000000    61    12    61    12 11.3019893899 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR - IO (60) Roll(49)     2.2500000000    48    12    48    12 11.5000000000 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR - IO (60) Roll(52)     2.2500000000    51    12    51    12 10.8750000000 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR - IO (60) Roll(53)     2.2500000000    52    12    52    12 10.7500000000 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR - IO (60) Roll(55)     2.2500000000    54    12    54    12 10.8726071049 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR - IO (60) Roll(56)     2.2500000000    55    12    55    12 11.4156976744 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR - IO (60) Roll(57)     2.2500000000    56    12    56    12 11.2329569151 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR - IO (60) Roll(58)     2.2500000000    57    12    57    12 11.3517864200 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR - IO (60) Roll(59)     2.2500000000    58    12    58    12 11.4086991020 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR - IO (60) Roll(60)     2.2500000000    59    12    59    12 11.4668876116 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR - IO (60) Roll(61)     2.2500000000    60    12    60    12 11.4292448210 5.0000000000 2.0000000000
2 5s 5/25 12 MO LIBOR - IO (60) Roll(62)     2.2500000000    61    12    61    12 11.2607190663 5.0000000000 2.0000000000
2 5s 5/35 12 MO LIBOR Roll(57)               2.2500000000    56    12    56    12 11.6250000000 5.0000000000 2.0000000000
2 5s 5/35 12 MO LIBOR Roll(58)               2.2500000000    57    12    57    12 11.4092724306 5.0000000000 2.0000000000
2 5s 5/35 12 MO LIBOR Roll(59)               2.2500000000    58    12    58    12 11.5102389803 5.0000000000 2.0000000000
2 5s 5/35 12 MO LIBOR Roll(60)               2.2500000000    59    12    59    12 12.2500000000 5.0000000000 2.0000000000
3 7s 7/23 1 YR CMT - IO (120) Roll(73)       2.7500000000    72    12    72    12 10.8750000000 5.0000000000 2.0000000000
3 7s 7/23 12 MO LIBOR Roll(81)               2.2500000000    80    12    80    12 11.4674691224 5.0000000000 2.0000000000
3 7s 7/23 12 MO LIBOR Roll(82)               2.2500000000    81    12    81    12 11.5562339299 5.0000000000 2.0000000000
3 7s 7/23 12 MO LIBOR Roll(83)               2.2500000000    82    12    82    12 11.3565839166 5.0000000000 2.0000000000
3 7s 7/23 12 MO LIBOR Roll(84)               2.2500000000    83    12    83    12 11.5333781306 5.0000000000 2.0000000000
3 7s 7/23 12 MO LIBOR Roll(85)               2.2500000000    84    12    84    12 11.6745345745 5.0000000000 2.0000000000
3 7s 7/23 12 MO LIBOR - IO (84) Roll(81)     2.2500000000    80    12    80    12 11.3440787304 5.0000000000 2.0000000000
3 7s 7/23 12 MO LIBOR - IO (84) Roll(82)     2.2500000000    81    12    81    12 11.3498331409 5.0000000000 2.0000000000
3 7s 7/23 12 MO LIBOR - IO (84) Roll(83)     2.2500000000    82    12    82    12 11.4178065471 5.0000000000 2.0000000000
3 7s 7/23 12 MO LIBOR - IO (84) Roll(84)     2.2500000000    83    12    83    12 11.6330176805 5.0000000000 2.0000000000
3 7s 7/23 12 MO LIBOR - IO (84) Roll(85)     2.2500000000    84    12    84    12 11.5849482928 5.0000000000 2.0000000000
3 7s 7/23 12 MO LIBOR - IO (84) Roll(86)     2.2500000000    85    12    85    12 11.6312596799 5.0000000000 2.0000000000
3 7s 7/33 12 MO LIBOR Roll(81)               2.2500000000    80    12    80    12 11.0509831826 5.0000000000 2.0000000000
3 7s 7/33 12 MO LIBOR Roll(82)               2.2500000000    81    12    81    12 11.6250000000 5.0000000000 2.0000000000
3 7s 7/33 12 MO LIBOR Roll(83)               2.2500000000    82    12    82    12 11.6851037383 5.0000000000 2.0000000000
3 7s 7/33 12 MO LIBOR Roll(84)               2.2500000000    83    12    83    12 12.3750000000 5.0000000000 2.0000000000
3 7s 7/8 12 MO LIBOR Roll(85)                2.2500000000    84    12    84    12 11.7500000000 5.0000000000 2.0000000000
4 10s 10/20 1 YR CMT Roll(110)               2.7500000000   109    12   109    12 10.8750000000 5.0000000000 2.0000000000
4 10s 10/20 1 YR CMT Roll(117)               2.7500000000   116    12   116    12 11.5000000000 5.0000000000 2.0000000000
4 10s 10/20 1 YR CMT - IO (120) Roll(106)    2.7500000000   105    12   105    12 10.8750000000 5.0000000000 2.0000000000
4 10s 10/20 1 YR CMT - IO (120) Roll(109)    2.7500000000   108    12   108    12 10.8750000000 5.0000000000 2.0000000000
4 10s 10/20 1 YR CMT - IO (120) Roll(110)    2.7500000000   109    12   109    12 10.8750000000 5.0000000000 2.0000000000
4 10s 10/20 1 YR CMT - IO (120) Roll(111)    2.7500000000   110    12   110    12 10.9921831185 5.0000000000 2.0000000000
4 10s 10/20 1 YR CMT - IO (120) Roll(112)    2.7500000000   111    12   111    12 11.0454495020 5.0000000000 2.0000000000
4 10s 10/20 1 YR CMT - IO (120) Roll(113)    2.7500000000   112    12   112    12 11.2800810544 5.0000000000 2.0000000000
4 10s 10/20 1 YR CMT - IO (120) Roll(114)    2.7500000000   113    12   113    12 11.3750000000 5.0000000000 2.0000000000
4 10s 10/20 1 YR CMT - IO (120) Roll(116)    2.7500000000   115    12   115    12 11.5676454446 5.0000000000 2.0000000000
4 10s 10/20 1 YR CMT - IO (120) Roll(117)    2.7500000000   116    12   116    12 11.3597986944 5.0000000000 2.0000000000
4 10s 10/20 12 MO LIBOR Roll(113)            2.2500000000   112    12   112    12 11.2598839584 5.0000000000 2.0000000000
4 10s 10/20 12 MO LIBOR Roll(114)            2.2500000000   113    12   113    12 11.7067943504 5.0000000000 2.0000000000
4 10s 10/20 12 MO LIBOR Roll(115)            2.2500000000   114    12   114    12 11.3608711515 5.0000000000 2.0000000000
4 10s 10/20 12 MO LIBOR Roll(116)            2.2500000000   115    12   115    12 11.5000000000 5.0000000000 2.0000000000
4 10s 10/20 12 MO LIBOR Roll(117)            2.2500000000   116    12   116    12 11.7500000000 5.0000000000 2.0000000000
4 10s 10/20 12 MO LIBOR Roll(118)            2.2500000000   117    12   117    12 11.5225075383 5.0000000000 2.0000000000
4 10s 10/20 12 MO LIBOR Roll(119)            2.2500000000   118    12   118    12 11.3695957464 5.0000000000 2.0000000000
4 10s 10/20 12 MO LIBOR Roll(120)            2.2500000000   119    12   119    12 11.6248315250 5.0000000000 2.0000000000
4 10s 10/20 12 MO LIBOR Roll(121)            2.2500000000   120    12   120    12 11.3750000000 5.0000000000 2.0000000000
4 10s 10/20 12 MO LIBOR - IO (120) Roll(113) 2.2500000000   112    12   112    12 10.8750000000 5.0000000000 2.0000000000
4 10s 10/20 12 MO LIBOR - IO (120) Roll(117) 2.2500000000   116    12   116    12 11.4088070894 5.0000000000 2.0000000000
4 10s 10/20 12 MO LIBOR - IO (120) Roll(118) 2.2500000000   117    12   117    12 11.3692216928 5.0000000000 2.0000000000
4 10s 10/20 12 MO LIBOR - IO (120) Roll(119) 2.2500000000   118    12   118    12 11.5296360373 5.0000000000 2.0000000000
4 10s 10/20 12 MO LIBOR - IO (120) Roll(120) 2.2500000000   119    12   119    12 11.6143115625 5.0000000000 2.0000000000
4 10s 10/20 12 MO LIBOR - IO (120) Roll(121) 2.2500000000   120    12   120    12 11.5431411646 5.0000000000 2.0000000000
4 10s 10/20 12 MO LIBOR - IO (120) Roll(122) 2.2500000000   121    12   121    12 11.5090968161 5.0000000000 2.0000000000
4 10s 10/30 12 MO LIBOR Roll(119)            2.2500000000   118    12   118    12 11.8750000000 5.0000000000 2.0000000000
4 10s 10/30 12 MO LIBOR Roll(120)            2.2500000000   119    12   119    12 12.0000000000 5.0000000000 2.0000000000

REPLINE                                          FLOOR    MAXNEGAM RECAST LOOKBACK PPPTERM PPPDESC PTS5 PTS4 PTS3 PTS2 PTS1
---------------------------------------------------------------------------------------------------------------------------

1 3s 3/27 1 YR CMT Roll(18)                  0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT Roll(19)                  0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT Roll(20)                  1.2497333023    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT Roll(22)                  0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT Roll(23)                  0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT Roll(24)                  0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT Roll(27)                  0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT Roll(28)                  0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT - IO (120) Roll(24)       0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT - IO (120) Roll(25)       0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT - IO (120) Roll(27)       0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT - IO (36) Roll(23)        1.4739197701    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT - IO (36) Roll(24)        0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT - IO (36) Roll(25)        0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT - IO (36) Roll(27)        0.3553539304    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT - IO (36) Roll(28)        0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT - IO (36) Roll(29)        0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT - IO (60) Roll(27)        0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 1 YR CMT - IO (60) Roll(28)        0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 12 MO LIBOR Roll(30)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 12 MO LIBOR Roll(31)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 12 MO LIBOR Roll(35)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 12 MO LIBOR - IO (36) Roll(27)     0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 12 MO LIBOR - IO (36) Roll(28)     0.0000000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 12 MO LIBOR - IO (36) Roll(33)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 12 MO LIBOR - IO (36) Roll(34)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 12 MO LIBOR - IO (36) Roll(35)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 12 MO LIBOR - IO (36) Roll(36)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/27 12 MO LIBOR - IO (36) Roll(37)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
1 3s 3/37 12 MO LIBOR Roll(35)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 other 4/26 12 MO LIBOR Roll(38)            2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 other 4/26 12 MO LIBOR - IO (47) Roll(44)  2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 other 4/26 12 MO LIBOR Roll(44)            2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/10 12 MO LIBOR Roll(60)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 1 YR CMT Roll(51)                  2.7500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 1 YR CMT - IO (120) Roll(53)       2.7500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 1 YR CMT - IO (60) Roll(52)        2.7500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 1 YR CMT - IO (60) Roll(53)        2.7500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 1 YR CMT - IO (60) Roll(55)        2.7500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 1 YR CMT - IO (60) Roll(57)        2.7500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR Roll(51)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR Roll(52)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR Roll(55)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR Roll(56)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR Roll(57)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR Roll(58)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR Roll(59)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR Roll(60)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR Roll(61)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR Roll(62)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR - IO (60) Roll(49)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR - IO (60) Roll(52)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR - IO (60) Roll(53)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR - IO (60) Roll(55)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR - IO (60) Roll(56)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR - IO (60) Roll(57)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR - IO (60) Roll(58)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR - IO (60) Roll(59)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR - IO (60) Roll(60)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR - IO (60) Roll(61)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/25 12 MO LIBOR - IO (60) Roll(62)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/35 12 MO LIBOR Roll(57)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/35 12 MO LIBOR Roll(58)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/35 12 MO LIBOR Roll(59)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
2 5s 5/35 12 MO LIBOR Roll(60)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
3 7s 7/23 1 YR CMT - IO (120) Roll(73)       2.7500000000    0        0      45       0      NONE    0    0    0    0    0
3 7s 7/23 12 MO LIBOR Roll(81)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
3 7s 7/23 12 MO LIBOR Roll(82)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
3 7s 7/23 12 MO LIBOR Roll(83)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
3 7s 7/23 12 MO LIBOR Roll(84)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
3 7s 7/23 12 MO LIBOR Roll(85)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
3 7s 7/23 12 MO LIBOR - IO (84) Roll(81)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
3 7s 7/23 12 MO LIBOR - IO (84) Roll(82)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
3 7s 7/23 12 MO LIBOR - IO (84) Roll(83)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
3 7s 7/23 12 MO LIBOR - IO (84) Roll(84)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
3 7s 7/23 12 MO LIBOR - IO (84) Roll(85)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
3 7s 7/23 12 MO LIBOR - IO (84) Roll(86)     2.2500000000    0        0      45       0      NONE    0    0    0    0    0
3 7s 7/33 12 MO LIBOR Roll(81)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
3 7s 7/33 12 MO LIBOR Roll(82)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
3 7s 7/33 12 MO LIBOR Roll(83)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
3 7s 7/33 12 MO LIBOR Roll(84)               2.2500000000    0        0      45       0      NONE    0    0    0    0    0
3 7s 7/8 12 MO LIBOR Roll(85)                2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 1 YR CMT Roll(110)               2.7500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 1 YR CMT Roll(117)               2.7500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 1 YR CMT - IO (120) Roll(106)    2.7500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 1 YR CMT - IO (120) Roll(109)    2.7500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 1 YR CMT - IO (120) Roll(110)    2.7500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 1 YR CMT - IO (120) Roll(111)    2.7500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 1 YR CMT - IO (120) Roll(112)    2.7500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 1 YR CMT - IO (120) Roll(113)    2.7500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 1 YR CMT - IO (120) Roll(114)    2.7500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 1 YR CMT - IO (120) Roll(116)    2.7500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 1 YR CMT - IO (120) Roll(117)    2.7500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 12 MO LIBOR Roll(113)            2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 12 MO LIBOR Roll(114)            2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 12 MO LIBOR Roll(115)            2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 12 MO LIBOR Roll(116)            2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 12 MO LIBOR Roll(117)            2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 12 MO LIBOR Roll(118)            2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 12 MO LIBOR Roll(119)            2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 12 MO LIBOR Roll(120)            2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 12 MO LIBOR Roll(121)            2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 12 MO LIBOR - IO (120) Roll(113) 2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 12 MO LIBOR - IO (120) Roll(117) 2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 12 MO LIBOR - IO (120) Roll(118) 2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 12 MO LIBOR - IO (120) Roll(119) 2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 12 MO LIBOR - IO (120) Roll(120) 2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 12 MO LIBOR - IO (120) Roll(121) 2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/20 12 MO LIBOR - IO (120) Roll(122) 2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/30 12 MO LIBOR Roll(119)            2.2500000000    0        0      45       0      NONE    0    0    0    0    0
4 10s 10/30 12 MO LIBOR Roll(120)            2.2500000000    0        0      45       0      NONE    0    0    0    0    0

REPLINE                                      GROUP COUNT
--------------------------------------------------------

1 3s 3/27 1 YR CMT Roll(18)                    1     1
1 3s 3/27 1 YR CMT Roll(19)                    1     2
1 3s 3/27 1 YR CMT Roll(20)                    1     2
1 3s 3/27 1 YR CMT Roll(22)                    1     3
1 3s 3/27 1 YR CMT Roll(23)                    1     3
1 3s 3/27 1 YR CMT Roll(24)                    1     1
1 3s 3/27 1 YR CMT Roll(27)                    1     1
1 3s 3/27 1 YR CMT Roll(28)                    1     3
1 3s 3/27 1 YR CMT - IO (120) Roll(24)         1     1
1 3s 3/27 1 YR CMT - IO (120) Roll(25)         1     1
1 3s 3/27 1 YR CMT - IO (120) Roll(27)         1     4
1 3s 3/27 1 YR CMT - IO (36) Roll(23)          1     2
1 3s 3/27 1 YR CMT - IO (36) Roll(24)          1     2
1 3s 3/27 1 YR CMT - IO (36) Roll(25)          1     3
1 3s 3/27 1 YR CMT - IO (36) Roll(27)          1     6
1 3s 3/27 1 YR CMT - IO (36) Roll(28)          1     3
1 3s 3/27 1 YR CMT - IO (36) Roll(29)          1     4
1 3s 3/27 1 YR CMT - IO (60) Roll(27)          1     1
1 3s 3/27 1 YR CMT - IO (60) Roll(28)          1     2
1 3s 3/27 12 MO LIBOR Roll(30)                 1     3
1 3s 3/27 12 MO LIBOR Roll(31)                 1     1
1 3s 3/27 12 MO LIBOR Roll(35)                 1     1
1 3s 3/27 12 MO LIBOR - IO (36) Roll(27)       1     1
1 3s 3/27 12 MO LIBOR - IO (36) Roll(28)       1     1
1 3s 3/27 12 MO LIBOR - IO (36) Roll(33)       1     6
1 3s 3/27 12 MO LIBOR - IO (36) Roll(34)       1     10
1 3s 3/27 12 MO LIBOR - IO (36) Roll(35)       1     15
1 3s 3/27 12 MO LIBOR - IO (36) Roll(36)       1     8
1 3s 3/27 12 MO LIBOR - IO (36) Roll(37)       1     1
1 3s 3/37 12 MO LIBOR Roll(35)                 1     1
2 other 4/26 12 MO LIBOR Roll(38)              2     1
2 other 4/26 12 MO LIBOR - IO (47) Roll(44)    2     1
2 other 4/26 12 MO LIBOR Roll(44)              2     1
2 5s 5/10 12 MO LIBOR Roll(60)                 2     1
2 5s 5/25 1 YR CMT Roll(51)                    2     1
2 5s 5/25 1 YR CMT - IO (120) Roll(53)         2     1
2 5s 5/25 1 YR CMT - IO (60) Roll(52)          2     1
2 5s 5/25 1 YR CMT - IO (60) Roll(53)          2     1
2 5s 5/25 1 YR CMT - IO (60) Roll(55)          2     1
2 5s 5/25 1 YR CMT - IO (60) Roll(57)          2     1
2 5s 5/25 12 MO LIBOR Roll(51)                 2     1
2 5s 5/25 12 MO LIBOR Roll(52)                 2     1
2 5s 5/25 12 MO LIBOR Roll(55)                 2     1
2 5s 5/25 12 MO LIBOR Roll(56)                 2     1
2 5s 5/25 12 MO LIBOR Roll(57)                 2     24
2 5s 5/25 12 MO LIBOR Roll(58)                 2     27
2 5s 5/25 12 MO LIBOR Roll(59)                 2     30
2 5s 5/25 12 MO LIBOR Roll(60)                 2     42
2 5s 5/25 12 MO LIBOR Roll(61)                 2     12
2 5s 5/25 12 MO LIBOR Roll(62)                 2     3
2 5s 5/25 12 MO LIBOR - IO (60) Roll(49)       2     1
2 5s 5/25 12 MO LIBOR - IO (60) Roll(52)       2     1
2 5s 5/25 12 MO LIBOR - IO (60) Roll(53)       2     1
2 5s 5/25 12 MO LIBOR - IO (60) Roll(55)       2     2
2 5s 5/25 12 MO LIBOR - IO (60) Roll(56)       2     2
2 5s 5/25 12 MO LIBOR - IO (60) Roll(57)       2     38
2 5s 5/25 12 MO LIBOR - IO (60) Roll(58)       2     61
2 5s 5/25 12 MO LIBOR - IO (60) Roll(59)       2     89
2 5s 5/25 12 MO LIBOR - IO (60) Roll(60)       2    141
2 5s 5/25 12 MO LIBOR - IO (60) Roll(61)       2     28
2 5s 5/25 12 MO LIBOR - IO (60) Roll(62)       2     5
2 5s 5/35 12 MO LIBOR Roll(57)                 2     1
2 5s 5/35 12 MO LIBOR Roll(58)                 2     4
2 5s 5/35 12 MO LIBOR Roll(59)                 2     5
2 5s 5/35 12 MO LIBOR Roll(60)                 2     1
3 7s 7/23 1 YR CMT - IO (120) Roll(73)         3     1
3 7s 7/23 12 MO LIBOR Roll(81)                 3     7
3 7s 7/23 12 MO LIBOR Roll(82)                 3     11
3 7s 7/23 12 MO LIBOR Roll(83)                 3     11
3 7s 7/23 12 MO LIBOR Roll(84)                 3     15
3 7s 7/23 12 MO LIBOR Roll(85)                 3     3
3 7s 7/23 12 MO LIBOR - IO (84) Roll(81)       3     7
3 7s 7/23 12 MO LIBOR - IO (84) Roll(82)       3     32
3 7s 7/23 12 MO LIBOR - IO (84) Roll(83)       3     32
3 7s 7/23 12 MO LIBOR - IO (84) Roll(84)       3     25
3 7s 7/23 12 MO LIBOR - IO (84) Roll(85)       3     4
3 7s 7/23 12 MO LIBOR - IO (84) Roll(86)       3     4
3 7s 7/33 12 MO LIBOR Roll(81)                 3     2
3 7s 7/33 12 MO LIBOR Roll(82)                 3     1
3 7s 7/33 12 MO LIBOR Roll(83)                 3     2
3 7s 7/33 12 MO LIBOR Roll(84)                 3     1
3 7s 7/8 12 MO LIBOR Roll(85)                  3     1
4 10s 10/20 1 YR CMT Roll(110)                 4     1
4 10s 10/20 1 YR CMT Roll(117)                 4     1
4 10s 10/20 1 YR CMT - IO (120) Roll(106)      4     1
4 10s 10/20 1 YR CMT - IO (120) Roll(109)      4     1
4 10s 10/20 1 YR CMT - IO (120) Roll(110)      4     5
4 10s 10/20 1 YR CMT - IO (120) Roll(111)      4     7
4 10s 10/20 1 YR CMT - IO (120) Roll(112)      4     6
4 10s 10/20 1 YR CMT - IO (120) Roll(113)      4     4
4 10s 10/20 1 YR CMT - IO (120) Roll(114)      4     1
4 10s 10/20 1 YR CMT - IO (120) Roll(116)      4     2
4 10s 10/20 1 YR CMT - IO (120) Roll(117)      4     5
4 10s 10/20 12 MO LIBOR Roll(113)              4     2
4 10s 10/20 12 MO LIBOR Roll(114)              4     5
4 10s 10/20 12 MO LIBOR Roll(115)              4     8
4 10s 10/20 12 MO LIBOR Roll(116)              4     1
4 10s 10/20 12 MO LIBOR Roll(117)              4     1
4 10s 10/20 12 MO LIBOR Roll(118)              4     3
4 10s 10/20 12 MO LIBOR Roll(119)              4     4
4 10s 10/20 12 MO LIBOR Roll(120)              4     6
4 10s 10/20 12 MO LIBOR Roll(121)              4     1
4 10s 10/20 12 MO LIBOR - IO (120) Roll(113)   4     1
4 10s 10/20 12 MO LIBOR - IO (120) Roll(117)   4     7
4 10s 10/20 12 MO LIBOR - IO (120) Roll(118)   4     15
4 10s 10/20 12 MO LIBOR - IO (120) Roll(119)   4     37
4 10s 10/20 12 MO LIBOR - IO (120) Roll(120)   4     46
4 10s 10/20 12 MO LIBOR - IO (120) Roll(121)   4     8
4 10s 10/20 12 MO LIBOR - IO (120) Roll(122)   4     2
4 10s 10/30 12 MO LIBOR Roll(119)              4     1